SCHEDULE 14A
                     Information Required in Proxy Statement

        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[_]   Definitive Additional materials
[_]   Soliciting Material Pursuant to Section 240.14a11(c) or Section 240.14a-12

                               SUNBEAM CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                 DAVID C. FANNIN
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1)   Title of each class of securities to which transaction applies:
      2)   Aggregate number of securities to which transaction applies.
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      4)   Proposed maximum aggregate value of transaction:

      [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:      0
      2)   Form, Schedule or Registration Statement No.:
      3)   Filing Party:
      4)   Dated Filed:

                              SUNBEAM CORPORATION
                             2100 NEW RIVER CENTER
                          200 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 2, 1996

To The Shareholders of Sunbeam Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders of Sunbeam Corporation (the 'Company') will be held at the Hyatt Regency Pier 66 Hotel, 17th Street Causeway, Fort Lauderdale, Florida 33316 on Wednesday, July 2, 1996, at 9:00 a.m. (local time), for the following purposes:

     1. To elect five (5) Directors for a term of one year (Proposal No. 1); and

     2. To consider and vote upon the 1996 Amendments to the Amended and Restated Sunbeam Corporation Equity Team Plan (Proposal No. 2); and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof, including matters incident to the conduct of the meeting.

     The close of business on May 27, 1996, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting, and only shareholders of record at that time will be entitled to notice of and to vote at the meeting and at any adjournment thereof.

     Shareholders who do not expect to attend the meeting in person are urged to sign, date and promptly return the Proxy that is enclosed herewith.

     By Order of the Board of Directors.

                                                     David C. Fannin
                                              Secretary and General Counsel

May 31, 1996

                              SUNBEAM CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 2, 1996

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of Sunbeam Corporation, a Delaware corporation (the 'Company' or 'Sunbeam'), of proxies for use at the Annual Meeting of Shareholders of the Company (the 'Annual Meeting') to be held at the Hyatt Regency Pier 66 Hotel, 17th Street Causeway, Fort Lauderdale, Florida 33316 on July 2, 1996, at 9:00 a.m. (local time), and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement, Notice of Annual Meeting and accompanying proxy card are first being mailed to shareholders on or about May 31, 1996.

                               VOTING SECURITIES

     As of the close of business on May 27, 1996, the date fixed by the Board of Directors as the record date for determining the shareholders to receive notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof, the Company had outstanding 81,936,132 shares of common stock, par value $.01 per share (the 'Common Stock'). Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote will constitute a quorum.

     If the accompanying proxy card is properly signed and returned to the Company, the shares of Common Stock represented thereby will be voted as specified therein, and if no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. The proxy may, nevertheless, be revoked prior to its exercise by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute a revocation of a proxy.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The Company's By-Laws provide that the Board of Directors will consist of not less than three nor more than twelve persons as fixed from time to time by a vote of a majority of the entire Board of Directors. The Board of Directors established the number of Directors at five by unanimous consent adopted May 22, 1996. At the Annual Meeting, five Directors will be elected to serve approximate one year terms expiring at the 1997 Annual Meeting or until their successors are elected and have been qualified. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a Director, and if the Board of Directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

     Directors will be elected by the vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of Directors. Votes which are withheld with respect to a nominee and broker non-votes will be excluded from the vote and have no effect on the outcome of the election of Directors. The Steinhardt Group and the Funds Group (as described below), the beneficial owners of an aggregate of approximately 42% of the outstanding shares of Common Stock, have indicated their intention to vote for the election of all of the nominees. Messrs. Peter A. Langerman and Shimon Topor have been designated by the Funds Group and the Steinhardt Group as their respective nominees pursuant to agreements among such entities. See 'SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS.'

     The names of the nominees, their principal occupations and the year in which each incumbent Director initially joined the Board, are set forth below.

     PETER A. LANGERMAN, age 40, has been a Director of the Company since 1990 and has served as Chairman of the Board since May 22, 1996. Mr. Langerman has been Executive Vice President and a Director of Mutual Series Fund Inc., a no-load, diversified, open-end management investment company, since 1988. He has been a Director of Hexcel Corporation, a manufacturing company, since 1995. Mr. Langerman has been a Financial Analyst for Heine Securities Corporation, an investment advisory service company, since 1986.

     RICHARD RAVITCH, age 62, has been the Chairman and Chief Executive Officer of Aquarius Management Corporation, a real estate management company, since 1980, and the Principal in Ravitch Rice & Company LLC, an infrastructure consulting and investment company, since February 1996. Mr. Ravitch was the Chairman of HRH Construction Company until 1980 and the Chairman of the Bowery Savings Bank, New York, from 1984 to 1988. He is a member of the Boards of Directors of Addington Resources, Inc. and Parsons Brinckerhoff Inc.

     CHARLES J. THAYER, age 52, has been a Director of the Company since 1990 and was elected as Vice Chairman of the Board in April 1996. He served as Chairman of the Board of Directors from January 1993 until August 1993. Mr. Thayer also served as Interim Chief Executive Officer of the Company from June 1993 until August 1993 and as Vice Chairman from August 1993 until December 1993. He has been Managing Director of Chartwell Capital, Ltd., a financial advisory services company, since 1989. Mr. Thayer was Executive Vice President of PNC Financial Corp., a multi-bank holding company, from 1987 until 1989. Mr. Thayer is a member of the Board of Directors of NRG Generating (U.S.), Inc.

     SHIMON TOPOR, age 52, has been a member of the Board since February 1995. He has been a General Partner of Steinhardt Management Co., Inc., an investment partnership, since 1985 and is currently a General Partner of several other investment partnerships. Prior to joining the Steinhardt organization, Mr. Topor was the head of the overseas offices and investment division of Bank Hapoalim, Manager of Bank Hapoalim, Canada, Chairman and Chief Executive Officer of Israel Continental Bank, a commercial bank jointly owned by Bank Hapoalim and BFG of Germany, and Senior Vice President of Ampal American Israel Corporation, an investment company listed on the American Stock Exchange.

     RAYMOND S. TROUBH, age 70, has been engaged in financial consulting for more than five years. He currently serves as a member of the Boards of Directors of each of ADT Limited, America West Airlines, Inc., Applied Power, Inc., ARIAD Pharmaceuticals, Inc., Beckton, Dickinson and Company, Diamond Offshore Drilling, Inc., Foundation Health Corporation, General American Investors Company, Inc., Olsten Corporation, Petrie Stores Corporation, Time Warner Inc., Triarc Companies, Inc. and WHX Corporation.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' THE ELECTION OF SUCH NOMINEES AS DIRECTORS OF THE COMPANY

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company or an affiliate of either the Steinhardt Group or the Funds Group (as discussed below), the Company's largest shareholders ('Outside Directors'), are paid an annual Director's fee of $20,000, plus $1,000 for each meeting of the Board or any Committee of the Board (of which the Director is a member) which they attend in person and $500 for participation in such meetings by telephone. Outside Directors are also reimbursed for all ordinary and necessary out-of-pocket expenses incurred by them in attending meetings of the Board or its Committees.

     The Company's Equity Team Plan (stock option plan) was amended in November 1994 to provide for the automatic grant to Outside Directors of 5,000 shares of restricted stock upon their first election to the Board. Such restricted stock will vest in equal annual amounts of 1,000 shares for each full year that the Outside Director continues to serve on the Board, measured from the grant date. Director Charles Thayer received a restricted stock award of 7,000 shares of Common Stock in March 1993 which vests in equal annual amounts of 1,000 shares beginning December 31, 1993. The Equity Team Plan was further amended in February 1995 to provide for the automatic grant to Outside Directors upon election and each subsequent reelection to the Board at the Annual Meeting of Shareholders, of options to acquire 1,000 shares of Common Stock. Such options are fully exercisable upon the grant thereof and have a term of the earlier of ten years after the date of the grant or 45 days following termination of service as a Director. See '1996 Amendments to the Amended and Restated Sunbeam Corporation Equity Team Plan' for a discussion of certain proposed amendments which would extend the term of such options.

     The Company maintains the Sunbeam Corporation Deferred Compensation Plan for Outside Directors (the 'Deferred Compensation Plan'), which is administered by the Board of Directors or a Committee of the Board. The Deferred Compensation Plan allows Outside Directors to defer all or a specified percentage (in multiples of 10%) of a Director's eligible compensation for a 'deferral year' (as defined in the Deferred Compensation Plan) until a future date specified by the Director, but payable earlier in the event of the Director's death or termination of service on the Board. Participating Directors may elect to have deferred amounts credited to a cash account, which will earn interest at the 90-day Treasury Bill rate, or to a phantom stock account, which will be payable based upon the fair market value of the phantom stock units at the date of payment and will accrue dividends equivalent to those that would be paid on the Company's Common Stock. Additionally, an Outside Director may designate a beneficiary of any benefits payable upon the death of such Director. In order for an Outside Director to participate in the Deferred Compensation Plan, such Director must have elected to defer compensation by the end of the fiscal year preceding the deferral year. Mr. Thayer elected in December 1995 to defer 100% of his Directors' fees for 1996 under the terms of the Deferred Compensation Plan.

COMMITTEES OF THE BOARD OF DIRECTORS; BOARD AND COMMITTEE MEETINGS

     During 1995, the Board of Directors held eight meetings. As permitted by the By-Laws of the Company, the Company has several standing committees, including an Audit Committee, an Executive Committee, an Executive Development and Compensation Committee and a Nominating and Board Organization Committee. Prior to May 1995, the Company also had an Equity Team Plan Committee and a Special Compensation Committee, both of which have been consolidated into the Executive Development and Compensation Committee (referred to hereafter as the 'Compensation Committee').

     The Executive Committee of the Board of Directors currently consists of Messrs. Langerman (Chairman), Thayer and Topor. The Executive Committee has the authority to act in place of the Board of Directors on all matters which would otherwise come before the Board of Directors, except for such matters which are required by law or by the Company's Certificate of Incorporation or By-Laws to be acted upon exclusively by the Board of Directors. The Executive Committee met once and acted by unanimous consent three times in 1995.

     The Audit Committee of the Board of Directors currently consists of Messrs. Thayer (Chairman), Langerman and Topor. The Audit Committee's primary responsibilities are to review the Company's financial statements and accounting controls, to recommend the appointment of the Company's independent auditors and to review the overall scope of the audit. The Audit Committee met twice during 1995.

     At its May 16, 1995 meeting, the Board of Directors established a Nominating and Board Organization Committee which is responsible for submitting nominees for election as directors and proposed committee appointments to the Board. No meetings of the Nominating and Board Organization Committee were held during 1995. By action taken at the May 15, 1996 meeting of the Board of Directors, the Executive Committee is currently acting as the Nominating Committee. The Nominating Committee will not consider recommendations by stockholders for nominees for election as Directors, except for recommendations made by the Steinhardt Group and Funds Group. See 'SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS.'

     Compensation issues are the responsibility of the Compensation Committee, consisting of Messrs. Langerman and Topor, which is responsible for establishing the general compensation policies of the Company and specific compensation levels for its executive officers and, since May 1995, administering the Company's Equity Team Plan and incentive compensation plan. The Compensation Committee met four times during 1995 and acted once by unanimous consent.

     Prior to May 16, 1995, the Company's Equity Team Plan was administered by the Equity Team Plan Committee which consisted of Messrs. Langerman and Paul W. Van Orden, a former Board member. The Equity Team Plan Committee acted by unanimous consent once in 1995.

     The Company also maintained a Special Compensation Committee until May 16, 1995, whose members were Messrs. Van Orden and Langerman. This committee was established to consider a formula with objective performance goals for calculating the payment of incentive compensation to executive employees of the Company whose compensation is expected to exceed $1 million in any fiscal year of the Company. The Special Compensation Committee acted by unanimous consent twice in 1995.

     Each of the Company's Directors attended (either in person or by telephone) at least 75% of the aggregate number of 1995 meetings of the Board and the respective Committee(s) of which they were members.

                   SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

     The following table sets forth information as of May 15, 1996, with respect to beneficial ownership of the Company's Common Stock by all persons known by the Company to be the record or beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise noted, all beneficial owners listed below have sole voting and investment power with respect to the shares owned by them.

                                                                                                     PERCENTAGE
                                                                        AMOUNT AND NATURE                 OF
NAME AND ADDRESS(1)                                                  OF BENEFICIAL OWNERSHIP        COMMON STOCK
- - -------------------                                                  -----------------------        ------------
Steinhardt Partners, L.P                                                     4,736,177(7)                5.8%

Institutional Partners, L.P(2)                                               7,455,094(7)                9.1%
  I. P. Management Company, Inc.

Steinhardt Management Company, Inc.                                          4,953,406(3)(7)             6.1%

Michael Steinhardt                                                          17,144,677(4)(7)            20.9%

Mutual Shares Fund                                                          11,260,174(5)(7)            13.8%

Mutual Beacon Fund                                                           1,480,670(5)(7)             1.8%

Mutual Qualified Fund                                                        4,800,554(5)(7)             5.9%

Heine Securities Corporation                                                17,541,398(6)(7)            21.4%

Michael F. Price                                                            17,541,398(6)(7)            21.4%

FMR Corp.(8)                                                                 6,445,400                   7.9%
  Edward C. Johnson 3d
  Abigail P. Johnson

Manning & Napier Advisors, Inc.(9)                                           4,122,468                   5.2%

- - ------------------------
(1) The address of each member of the Steinhardt Group (as defined below) is 605 Third Avenue, New York, New York 10158. The address of each member of the Funds Group (as defined below) is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. The address of FMR Corp., Edward C. Johnson 3d and Abigail
    P. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109. The address of Manning & Napier Advisors, Inc. is 1100 Chase Square, Rochester, New York 14604.

(2) I.P. Management Company, Inc. ('I.P. Management') is the beneficial owner of the shares owned by Institutional Partners, L.P. ('Institutional') by virtue of its position as an investment manager of Institutional.

(3) The shares listed above as being beneficially owned by Steinhardt Management Company, Inc. ('Steinhardt Management'), consist of 4,916,569 shares owned by SP International S.A., a subsidiary of Steinhardt Management, and 36,837 shares owned directly by Steinhardt Management.

(4) Michael H. Steinhardt is a managing general partner of Institutional and Steinhardt Partners, L.P ('Steinhardt Partners'). Mr. Steinhardt is also the sole Director and the Chairman and President of each of I. P. Management and Steinhardt Management. As such, Mr. Steinhardt controls each of Institutional, Steinhardt Partners, I. P. Management and Steinhardt Management (collectively the 'Steinhardt Group') and has the power to vote (or to direct the vote) and dispose (or to direct the
                                       5

    disposition) of the securities held by the Steinhardt Group. Shimon Topor, a Director of the Company, is a general partner of Institutional and Steinhardt Partners.

(5) Mutual Shares Fund, Mutual Beacon Fund and Mutual Qualified Fund (collectively the 'Mutual Series Funds'), are each a series of Mutual Series Fund Inc. Peter Langerman, a Director of the Company, is the Executive Vice President and a Director of Mutual Series Fund Inc.

(6) Heine Securities Corporation, a Delaware corporation ('Heine'), is an investment advisor registered under the Investment Advisors Act of 1940 and is investment advisor to each of the Mutual Series Funds. Michael F. Price is the sole stockholder, President and sole Director of Heine. As such, Mr. Price has the sole power to vote (or to direct the vote of) and dispose (or direct the disposition of) the securities held by the Mutual Series Funds and Mutual Series Fund Inc. (collectively the 'Funds Group').

(7) Information reflected in this table and the notes thereto with respect to the Steinhardt Group and the Funds Group is derived from the Schedule 13D filed with the Securities and Exchange Commission (the 'SEC') on April 8, 1993, and thereafter amended, by the individuals and entities named in the above table.

(8) Information reflected in this table and the notes thereto with respect to FMR Corp. is derived from the Schedule 13G filing made by FMR with the SEC on February 15, 1996. FMR is the parent of Fidelity Management & Research Company ('Fidelity') and Fidelity Management Trust Company ('Trust'). FMR, Fidelity and Edward C. Johnson 3d have the sole power to dispose of and are the beneficial owners of 6,246,800 of the shares listed above by virtue of Fidelity's position as investment advisor to various investment companies. The power to vote such shares is held by the Boards of Trustees of the investment companies. FMR, Trust and Mr. Johnson are the beneficial owners of 198,600 of the shares listed above by virtue of Trust's position as an investment manager of certain institutional accounts. Edward C. Johnson 3d, Chairman of FMC, and Abigail P. Johnson, a Director of FMC, together with members of the Edward C. Johnson family and trusts for their benefit are the beneficial owners of the Company's stock by virtue of their ownership and control of FMR.

(9) Information reflected in this table and the notes thereto with respect to Manning & Napier Advisors, Inc. is derived from the Schedule 13G filing made by it with the SEC on February 3, 1996.

     The common stock of the Company listed above as being beneficially owned by the Steinhardt Group and the Funds Group was previously held by Sunbeam-Oster Equities, L.P. ('SOE') a limited partnership. Those shares have been distributed to the limited partners of SOE, resulting in the share ownership set forth above. Pursuant to a Stockholders Agreement, dated December 28, 1995, the Steinhardt Group and the Funds Group have agreed to: (i) use their reasonable efforts to cause the Board of Directors of the Company to nominate a designee of each of the Funds Group and the Steinhardt Group and (ii) subsequently vote the shares owned by each of them to elect such designee. Collectively, the Steinhardt Group and the Funds Group control 34,686,075 shares (or approximately 42%) of the Company's outstanding Common Stock and therefore have the practical power to cause the election to the Company's Board of Directors of their respective designees and to significantly influence the vote for election of a majority of the Company's Board of Directors. The Steinhardt Group and the Funds Group have designated Messrs. Topor and Langerman as their respective designees for election to the Board of Directors.

                        SECURITY OWNERSHIP BY MANAGEMENT

     The following table sets forth the beneficial ownership, reported to the Company as of May 15, 1996, of Common Stock, including shares as to which a right to acquire ownership exists, of: (1) each Director and Director nominee;
(2) the Named Executives, as defined herein under the caption 'EXECUTIVE COMPENSATION'; and (3) the executive officers and Directors of the Company as a group.

                                                                         AMOUNT AND NATURE         PERCENTAGE
                                                                           OF BENEFICIAL               OF
NAME AND ADDRESS(1)                                                       OWNERSHIP(2)(3)         COMMON STOCK
- - -------------------                                                      -----------------        ------------
Peter A. Langerman................................................                    0(5)             0
Richard Ravitch...................................................                    0                0
Roger W. Schipke..................................................              547,500(7)             .01%
Charles J. Thayer.................................................               65,500(4)             *
Shimon Topor......................................................           12,191,271(6)            14.9%
Raymond S. Troubh.................................................                3,500                *
James J. Clegg....................................................              140,979                *
Spencer J. Volk...................................................               92,500                *
Paul M. O'Hara....................................................               89,375                *
Richard L. Boynton................................................              103,743                *
Richard D. Davidson...............................................              166,933                *
All executive officers and Directors
  as a group (17 persons).........................................           13,657,271(8)            16.6%

- - ------------------------
 *  Less than one percent.

(1) The address of each officer, Director and Director nominee is 2100 New River Center, 200 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, except for Richard D. Davidson, whose address is 101 Hidden Valley, Joplin, MO 64804

(2) Includes shares which the Named Executives have an option to acquire if such option is currently exercisable (including options which may be exercised within the next sixty days). Includes 505,000, 53,500, 140,979, 92,500,
    89,379, 102,993 and 164,648, shares which may be acquired by Messrs. Schipke, Thayer, Clegg, Volk, O'Hara, Boynton and Davidson, respectively, upon the exercise of options which are currently exercisable. Options which are not currently exercisable are not included in the table.

(3) All Directors and officers have the sole power to vote and to dispose of the shares listed above.

(4) Includes 4,000 restricted shares held by Mr. Thayer.

(5) Does not include shares owned by the Funds Group as to which Mr. Langerman disclaims beneficial ownership. See 'SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS.'

(6) These shares are owned by Institutional Partners and Steinhardt Partners; Mr. Topor is a general partner of each of these entities. Mr. Topor does not directly own any Common Stock but may be considered the beneficial owner of the securities listed above.

(7) Does not include 187,500 shares which may be acquired by Mr. Schipke pursuant to the exercise of options which became currently exercisable as of his May 20, 1996 resignation; includes 42,500 restricted shares as to which all restrictions lapsed as of Mr. Schipke's resignation. See 'Employment Agreements,' below.

(8) Includes 1,368,870 shares which all executive officers and Directors have the right to acquire under options which are currently exercisable (including options which may be exercised within the next sixty days).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEBTEDNESS OF MANAGEMENT

     Pursuant to an Equity Award Agreement between the Company and Mr. Schipke, entered into at the time of his employment, Mr. Schipke was granted 170,000 shares of Common Stock, subject to certain restrictions, all of which restrictions were removed as of his May 20, 1996 resignation from his positions with the Company. See 'Employment Agreements' below. Mr. Schipke made a timely election with respect to these restricted shares pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the 'Code'). As a result, Mr. Schipke recognized income in 1993 equal to the value of the restricted shares as if all restrictions had lapsed in 1993. The Company was therefore able to take a corresponding tax deduction in the amount of the income recognized by Mr. Schipke. In connection with that election, the Company made interest-free loans to Mr. Schipke for payment of his personal income tax liability associated with the 83(b) election. These loans were made as an inducement to Mr. Schipke to make the Section 83(b) election and in order to preserve a tax deduction for the Company that otherwise would have been permanently lost as a result of limitations on the deductibility of executive compensation imposed pursuant to
Section 162(m) of the Code, beginning in 1994. The loans were made on August 31, 1993 (the 'August Loan') and on December 31, 1993 (the 'December Loan'), in the amounts of $663,749 and $506,663 respectively. Each loan was evidenced by a promissory note and was originally secured by a Stock Pledge Agreement dated August 31, 1993. On August 16, 1994, the Board of Directors (with Mr. Schipke abstaining) resolved that no further collateral was required for either loan and released the pledge of restricted stock granted to Mr. Schipke.

     The August Loan was originally due and payable in four equal annual installments beginning December 31, 1993. The December Loan was originally due and payable in three equal annual installments beginning December 31, 1994. At its December 12, 1995 meeting, the Board of Directors (with Mr. Schipke absent from the meeting) voted to defer the principal payment due December 31, 1995 until June 30, 1996, in light of the fact that Mr. Schipke would not be receiving an incentive compensation bonus payment for 1995. The Board also voted to reimburse Mr. Schipke for any tax payments associated with such deferral. The largest aggregate amount of indebtedness outstanding on these notes at any time during 1995 was $669,650.

     Pursuant to the terms of the notes, the entire amount of both the August and the December Loans became due and payable as a result of Mr. Schipke's resignation on May 20, 1996 and both Loans have been paid in full by Mr. Schipke. See 'Employment Agreements' below.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth for the years ended December 31, 1995, January 1, 1995, and January 2, 1994, the compensation for services rendered to the Company in all capacities of those persons who, during 1995, (i) served as chief executive officer ('CEO') of the Company and (ii) were the five most highly compensated executive officers of the Company, other than the CEO (collectively the 'Named Executives'). Mr. Schipke served as CEO and a Director of the Company until May 20, 1996.

                                                                                  LONG-TERM COMPENSATION
                                              ANNUAL COMPENSATION             ----------------------------
                                     ---------------------------------------   RESTRICTED     SECURITIES
NAME AND                                                       OTHER ANNUAL      STOCK        UNDERLYING         ALL OTHER
PRINCIPAL POSITION            YEAR     SALARY      BONUS     COMPENSATION(1)    AWARD(2)    OPTIONS/SARS(3)   COMPENSATION(4)
- - ------------------            ----   ----------   --------   ---------------   ----------   ---------------   ---------------
Roger W. Schipke              1995   $1,000,000   $      0   $     16,036      $        0             0       $     39,900
Former Chairman and CEO       1994    1,000,000    500,000              0               0             0              7,620
                              1993      416,667    209,589        185,526       3,315,002       750,000              1,000

James J. Clegg                1995      391,250      7,825              0               0        70,000             37,703
Executive Vice President      1994      341,667     71,067              0               0       210,000              5,526
  and President and Chief     1993      300,000    100,000              0               0             0              4,897
  Operating Officer,
  North America

Spencer J. Volk               1995      368,750     31,713          9,763               0       110,000             36,617
Executive Vice President      1994      342,147    100,000              0               0       250,000              5,646
  and President and Chief     1993            0          0              0               0             0                  0
  Operating Officer,
  International

Paul M. O'Hara                1995      363,333          0              0               0       162,500             36,382
Executive Vice President      1994      291,667    225,000(5)      15,813               0       325,000              5,495
  and Chief Financial Officer 1993            0          0              0               0             0                  0

Richard L. Boynton            1995      287,500     10,063              0               0        50,000             33,124
Executive Vice President      1994      216,667     61,967              0               0       150,000             18,471
  and President,              1993      170,000     75,000              0               0        30,000             23,464
  Household Products

Richard D. Davidson           1995      269,424          0              0               0        50,000            421,870
Former Executive Vice         1994      315,000    126,925              0               0        40,000              5,445
  President and President,    1993      300,000     75,000              0               0             0              3,669
  Outdoor Products(6)

- - ------------------------
(1) Includes the following amounts paid to Mr. Schipke in 1993: (i) imputed interest income of $109,377 with respect to interest free loans made by the Company; (ii) a tax gross-up payment on tax on imputed interest of $74,142 and (iii) a tax gross-up payment of $2,007 for the amount of tax payable on reimbursement for moving expenses; and the following amounts paid in 1995:
    (i) imputed interest income of $9,325 with respect to the extension of the December 31, 1995 due date of certain interest free loans made by the Company and (ii) a tax gross-up payment on tax on imputed interest of $6,711. See 'Employment Agreements,' below. Also includes tax gross-up payments made to Mr. O'Hara in 1994 and to Mr. Volk in 1995 for the amount of tax payable on reimbursement for moving expenses.

(2) Based upon the closing market price of the Common Stock as of the date of grant of such restricted stock awards. Mr. Schipke was the sole officer of the Company with restricted stock holdings. As of December 31, 1995, his aggregate restricted stock holdings were 42,500 shares with a value of $648,125 (based on the December 29, 1995 market price of $15.25 per share), all of which vested upon his resignation date of May 20, 1996. Dividends were paid to Mr. Schipke on such restricted shares. See 'Employment Agreements' for a discussion of the initial restricted stock grants made to Mr. Schipke.

(3) Includes options awarded in exchange for the cancellation of certain outstanding options, a portion of which were granted in 1995. Shares underlying option grants previously made which were cancelled in exchange for new option awards are also included. See 'Ten Year Option/SAR Repricings Table.'

(4) The Company adopted an Executive Benefit Replacement Plan (the 'Replacement Plan') in 1994 to restore the amount of benefits payable to certain highly compensated employees of the Company who would otherwise be subject to certain limitations on the amount of benefits payable under the Company's 401(k) Savings and Profit Sharing Plan. Amounts of All Other Compensation include the following amounts contributed for Messrs. Clegg, Boynton and Davidson in 1993 under the Company's 401(k) Savings and Profit Sharing Plan and amounts accrued for all Named Executives in 1994 and 1995 under the Company's Executive Benefit Replacement Plan (including the Company's profit sharing allocation):

        NAME                                   1995       1994      1993
        ----                                  -------    ------    -------
        Mr. Schipke.........................  $20,760    $4,620    $     0
        Mr. Clegg...........................   20,390     4,500      3,997
        Mr. Volk............................   19,370     4,620          0
        Mr. O'Hara..........................   19,153     4,620          0
        Mr. Boynton.........................   16,120     4,620     17,521
        Mr. Davidson........................    4,173     4,500      2,769

    In addition, the amount of All Other Compensation includes a profit sharing allocation in the amount of $16,140 made to the Replacement Plan in 1995 for 1994 services rendered by each of Messrs. Schipke, Clegg, Volk, O'Hara, Boynton and Davidson.

    All Other Compensation also includes payments of insurance premiums for term life insurance on behalf of the CEO and Named Executives in each year as follows:

       NAME                                   1995       1994       1993
       ----                                  ------     ------     ------
       Mr. Schipke.........................  $3,000     $3,000     $1,000
       Mr. Clegg...........................   1,173      1,026        900
       Mr. Volk............................   1,107      1,026          0
       Mr. O'Hara..........................   1,089        875          0
       Mr. Boynton.........................     864        651        510
       Mr. Davidson........................     807        945        900

(5) Includes a one time bonus payment of $50,000 in connection with initial employment.

(6) Mr. Davidson served as an executive officer of the Company until October 16, 1995. The amount of All Other Compensation set forth above for Mr. Davidson includes $398,750 paid to him in 1996 pursuant to his Employment Agreement with the Company as a result of the termination of his employment and $2,000 paid to him for 1995 services as a consultant pursuant to a Consulting Agreement with the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to the options to purchase shares of the Company's Common Stock granted to Messrs. O'Hara, Volk, Clegg, Davidson and Boynton during 1995 pursuant to the Company's Equity Team Plan (the 'Equity Team Plan'). All option grants made in 1995 to these Named Executives (other than Mr. Davidson) were effective upon the cancellation of outstanding options in an amount equal to the option granted. No options were granted to Mr. Schipke during 1995.

                                                   NUMBER OF       % OF TOTAL
                                                  SECURITIES      OPTIONS/SARS
                                                  UNDERLYING       GRANTED TO      EXERCISE OR
                                                 OPTIONS/SARS      EMPLOYEES        BASE PRICE    EXPIRATION    GRANT DATE
NAME                                              GRANTED(1)     IN FISCAL YEAR       ($/SH)         DATE        VALUE(3)
- - ----                                             ------------    --------------    -----------    ----------    ----------
James J. Clegg................................       70,000           4.21         $   14.39         2005       $ 457,000

Spencer J. Volk...............................       70,000           4.21             14.39         2005         457,000
                                                     40,000(2)        2.41             24.02         2005         463,000

Paul M. O'Hara................................      110,000           6.62             14.39         2005         718,000
                                                     52,500           3.16             14.94         2005         358,000

Richard L. Boynton............................       50,000           3.01             14.39         2005         327,000

Richard D. Davidson...........................       50,000           3.01             24.02         2005         579,000


- - ------------------------

(1) These options have a term of ten years and become exercisable over five years in equal annual increments.

(2) All of these options were cancelled in exchange for a grant of options at a lower exercise price. See 'Ten Year Option/SAR Repricings Table.'

(3) Grant date values were calculated using the Black-Scholes options pricing model which has been adjusted to take dividends into account. USE OF THIS MODEL SHOULD NOT BE VIEWED IN ANY WAY AS A FORECAST OF THE FUTURE PERFORMANCE OF THE COMPANY'S COMMON STOCK. The estimated present value of each stock option as set forth above is based on the following inputs:

        GRANT DATE                                              11/01/95     11/21/95     02/14/95
        ----------                                              ---------    ---------    --------
        Stock Price at Date of Grant..........................     $15.00       $15.63      $25.38
        Exercise Price (Fair Market Value, as defined)........     $14.39       $14.94      $24.02
        Expected Option Term..................................    6 Years      6 Years     6 Years
        Risk Free Interest Rate...............................    5.7828%      5.7410%     7.4182%
        Stock Price Volatility................................     33.06%       32.95%      29.28%
        Dividend Yield........................................     .2780%       .2677%      .1665%
        Expected Forfeiture...................................         0%           0%          0%

     The model assumes: (a) an Expected Option Term of 6 years which reflects the actual 10 year life of the option discounted for factors such as the expected time until exercise; (b) a Risk-Free Interest Rate that represents the interest rate on a U. S. Treasury Bill with a maturity date corresponding to that of the Expected Option Term; (c) Stock Price Volatility is calculated using stock prices for a period selected by the Company and believed to reflect volatility in the absence of unusual corporate transactions; (d) Dividend Yield is calculated using the annual dividend rate in effect at date of grant ($.04 per share); and (e) no forfeitures. Notwithstanding the fact that these options are, with limited exceptions, non-transferable, no discount for lack of marketability was taken.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information with respect to the unexercised options to purchase the Company's Common Stock granted to Roger W. Schipke pursuant to his employment arrangement and to the Named Executives under the Equity Team Plan and held by them at December 31, 1995.

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                      OPTIONS HELD AT              IN-THE-MONEY OPTIONS AT
                                    SHARES                           DECEMBER 31, 1995              DECEMBER 31, 1995(2)
                                   ACQUIRED         VALUE       ----------------------------    ----------------------------
NAME                              ON EXERCISE    REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- - ----                              -----------    -----------    -----------    -------------    -----------    -------------
Roger W. Schipke...............      57,500      $  419,950       505,000         187,500       $         0    $         0
James J. Clegg.................      25,000         465,625       128,979         182,000         1,035,035         60,200
Spencer J. Volk................           0               0        50,000         240,000                 0         60,200
Paul M. O'Hara.................           0               0        65,000         260,000                 0        110,875
Richard Boynton................           0               0        92,993         139,000           532,928         43,000
Richard D. Davidson............           0               0       146,648          82,000         1,421,142              0

- - ------------------------
(1) Based on the difference between the exercise price and the price at the date of actual exercise.

(2) Based on the difference between the exercise price of the options and the closing price on the New York Stock Exchange of the Company's Common Stock on December 29, 1995 ($15.25).

EMPLOYMENT AGREEMENTS

     Mr. Schipke's salary for 1995 was paid pursuant to an employment agreement commencing August 1, 1993, and ending December 31, 1996 (the 'Agreement'), which provided for an annual base salary of $1 million, with annual reviews for incentive compensation awards of up to 50% of base salary and/or annual salary increases through the term of his Agreement. The Special Compensation Committee established quantitative goals to be achieved by the Company as a condition to the payment of any, or the maximum, incentive compensation otherwise payable pursuant to the Agreement and/or the Company's performance based compensation plan for 1994 and 1995. At the 1995 Annual Meeting, the stockholders agreed on an amendment to the incentive compensation plan to increase the maximum amount of the award payable to Mr. Schipke to 60% of base salary or $600,000. See 'COMMITTEES' REPORT ON EXECUTIVE COMPENSATION.' In connection with his employment, Mr. Schipke received a grant of 170,000 restricted shares of the Company's Common Stock, valued at $19.50 per share at the time of the grant, all of which restrictions lapsed upon Mr. Schipke's May 20, 1996 resignation from the Company.

     Mr. Schipke also was granted an option to purchase 750,000 shares of Common Stock at an exercise price of $16.70 per share and an initial term of ten years. The option had vested in three equal annual installments on December 31, 1993, 1994 and 1995, with the final one-fourth of such options vesting upon Mr. Schipke's resignation from the Company on May 20, 1996.

     Pursuant to the termination provisions of the Agreement, and subject to Mr. Schipke's compliance with certain non-competition provisions contained in the Agreement, Mr. Schipke is entitled to the benefits and compensation existing at the time of such termination, including any previously awarded but unpaid bonus and, subject to release by Mr. Schipke of any damages incurred by him because of the Company's actions, is further entitled to an amount equal to the product of
(A) his base salary as of the date of termination and (B) the number of years, including any partial year, which shall be expressed as a fraction, remaining in the Agreement and all restricted stock and stock options shall immediately vest.

     The Company has entered into an Agreement and Release with Mr. Schipke (the 'Release'), which sets forth the terms of his severance from the Company, consistent with the provisions of the Agreement. Pursuant to the Release, Mr. Schipke is entitled to receive the balance of his compensation payable through December 31, 1996, all of which amount has been applied to the payment of certain notes due and owing by Mr. Schipke to the Company. See 'Certain Relationships and Related Transactions--Indebtedness of Management.' In addition, all restrictions on the remaining 42,500 shares of Restricted Stock awarded to Mr. Schipke have lapsed and he is fully vested in the options awarded to him pursuant to the terms of the Equity Award Agreement entered into in connection with his employment.

     The Company is a party to employment agreements with Messrs. Clegg, Volk, O'Hara and Boynton for a term continuing through 1996 and was a party to an Employment Agreement with Mr. Davidson until the termination of his employment on October 16, 1995 (the 'Employment Agreements'). The Employment Agreements established base annual salaries of not less than $330,000, $350,000, $350,000 and $300,000, respectively, for the Named Executives. In addition, each of the Named Executives is entitled to receive bonuses, as determined by the Board of Directors, up to a maximum amount of 60% of their base salary. See 'COMMITTEES' REPORT ON EXECUTIVE COMPENSATION' for a discussion of the Company's bonus program.

     Pursuant to the termination provisions and subject to each Named Executive's compliance with certain non-competition provisions contained in the Employment Agreements, in the event of his (i) termination from the Company without cause or (ii) termination of the Employment Agreement by the Named Executive upon a 'Change in Control,' each will be entitled to the benefits and compensation existing at the time of such termination, including any previously awarded but unpaid bonus (excluding any pro rata portion of the bonus which would have been paid for the year in which the termination occurs) and, subject to release by the Executive of any damages incurred because of the Company's actions, will be further entitled to an amount equal to the product of (A) base salary as of the date of termination and (B) the number of years, including any partial year, which shall be expressed as a fraction, remaining in the term of the Employment Agreement, but in no event less than one year's annual base salary. In the event of death, all amounts accrued through the date of death shall be paid. In the event of disability, the Named Executive will continue to receive his base salary for such period until his employment is terminated, provided that payments made are reduced by any sums payable to the Named Executive under the Company's disability benefit plan or the Social Security disability insurance program. If a Named Executive's employment with the Company is terminated for cause (as defined in the Employment Agreement), he is entitled only to salary and benefits that have accrued or vested through the date of termination.

     At its December 12, 1995 meeting, based on the recommendation of the Compensation Committee, the Board of Directors adopted a Change in Control Plan with respect to the executive vice presidents of the Company, including Messrs. Clegg, Volk, O'Hara and Boynton. Pursuant to this plan, if there is a 'Change in Control' of the Company prior to December 31, 1996, followed by a 'Change in Status' of any executive vice president of the Company (who holds such office as of the effective date of the Change in Control and which Change in Status occurs within two years following Change in Control) the executive vice president shall be entitled to receive an amount such that the aggregate value of all payments and benefits to him which are contingent upon a Change in Control shall be not less than 2.99 times the officer's 'base amount' (as calculated in accordance with 280G of the Internal Revenue Code (the 'Code') and applicable regulations) (the 'Change in Control Payment'). The amount of the Change in Control Payment is inclusive of all amounts to which the executive vice president may otherwise be entitled by reason of a Change in Control, coupled with a Change in Status, including (but not limited to) amounts paid pursuant to the employment agreements between the Company and the executive, as described in the preceding paragraph, or pursuant to the Company's Equity Team Plan, which also provides for accelerated vesting of outstanding options upon a Change in Control followed by a Change in Status.

                  COMMITTEES' REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation policy and administration of its various compensation plans are currently the responsibility of the Executive Development and Compensation Committee. Prior to May 16, 1995, the Company's Equity Team Plan was administered by the Equity Team Plan Committee and the Special Compensation Plan was administered by the Special Compensation Committee.

     The Executive Development and Compensation Committee (formerly entitled and referred to herein as the 'Compensation Committee') is responsible for establishing the general compensation policies of the Company and administering the Equity Team Plan and the Special Compensation Plan. This Committee reviews and/or approves specific compensation levels for the Company's officers with the title of executive vice president or higher (the 'Executive Council') and approximately 25 additional key operating and corporate management personnel (collectively the 'executive officers' or singularly the 'executive officer').

EXECUTIVE OFFICER COMPENSATION

Philosophy

     It is the philosophy of the Company that executive compensation be directly linked to financial objectives that the Company believes are primary determinants of long-term shareholder value. The Committees' objectives in administering the Company's executive compensation plans are to ensure that pay levels and incentive compensation are: (1) properly linked to shareholder wealth, (2) are competitive in attracting, retaining and motivating the best personnel and (3) are simple in design. To fulfill these objectives, the compensation plan for executive officers includes base salary, bonuses and periodic grants of stock options pursuant to the Equity Team Plan. Sunbeam believes that the ability to use the Equity Team Plan to attract, retain and motivate key personnel is essential to the future growth of the Company. The stock option element of compensation is designed to encourage ownership and retention of the Company's stock by key employees in order to align their long-range interests with those of shareholders and to allow the opportunity for key employees to build, through the achievement of financial goals, a meaningful ownership stake in the Company.

Financial Criteria

     The compensation elements are determined for each executive officer based on individual contributions to overall corporate performance measures, including sales and operating earnings growth, earnings per share ('EPS') increases and increases in shareholder value. When determining appropriate executive compensation levels, consideration is also given to compensation data for persons holding similar positions at other durable and nondurable consumer goods companies. The companies whose compensation systems and levels of compensation are compared to the Company's include all the companies (except Coleman) included in the Company's self-constructed shareholder return peer group (the 'Shareholder Return Peer Group'), but also include other consumer goods companies in order to obtain more accurate information on a broader range of executive officer compensation. See 'SHAREHOLDER RETURN PERFORMANCE PRESENTATION' for a description of the Company's Shareholder Return Peer Group. Based upon the Company's financial performance and expectations, the compensation of the Company's executive officers is designed to equal or exceed that of comparable executives at the companies which are used for compensation comparison purposes provided that certain pre-established performance criteria are met. Prior to 1995, the Company's performance had exceeded the median return of such companies.

     Overall, the compensation philosophy of the Company de-emphasizes base salary increases and places a greater emphasis upon incentive compensation which is more closely aligned with the Company's profitability and specific goal achievements, and thereby places a greater percentage of compensation 'at risk.' Specific goals for the operating units and the corporate office have been developed and will serve as the primary determinant of 'at risk' compensation. Over time, it is anticipated that the percentage of each executive officer's compensation attributable to base salary will decrease while the percentage attributable to bonus and other performance based compensation will increase.

     For 1995, salary increases awarded to the Company's executive officers averaged approximately 5.7% (excluding raises awarded in connection with promotions and market adjustments). Such increases were necessary to adjust salaries to their comparable levels throughout the durable and nondurable consumer goods industry as a whole. See 'EXECUTIVE COMPENSATION.'

     For 1995, executive officers had a cash bonus potential based upon specific goals previously established by the Compensation Committee. The Company's executive officers were eligible for cash bonuses of up to 60% of their base compensation. Bonuses paid in 1996 for the 1995 year were consistent with the criteria and guidelines described below. As a result, total bonuses paid to all executive officers averaged less than nine percent of base salary. In determining the amount of cash bonuses to be awarded, the Compensation Committee established certain performance targets, including the following:

     (1) No portion of any bonus based on operating profit/EPS would be paid unless 1995 operating profit/EPS exceeded 1994 operating profit/EPS for the applicable Company operating group (for corporate headquarters the sole measurement factor was EPS). Increase, if any, in operating profit/EPS made up from 50% to 100% of the criterion for a maximum bonus of 60% of base salary. As a result, no executive officer received any bonus attributable to EPS and only four executive officers received any bonus payments attributable to meeting operating profit goals.

     (2) Smaller portions of the target bonus for officers, other than those at corporate headquarters, were conditioned upon the achievement of specific improvements in the areas of inventory turnover and collection of accounts receivable.

     (3) The achievement of qualitative performance goals which were individually established with respect to each executive officer was the basis for the balance of the total potential award.

     Future bonus determinations will be based upon 'performance milestones' to be established for the Household Products, Outdoor Products and International groups. These performance milestones will set certain target goals based upon such items as EPS, return on assets improvements, operating profit, free cash flow, manufacturing efficiency, working capital utilization, customer satisfaction, warranty expense reduction and new product introductions. In any event, future bonus determinations will provide that upon obtaining 'target' goals equal to the anticipated maximum budgeted goals, a 50% bonus will be awarded, with up to an additional 10% bonus awarded for performance levels exceeding the budgeted targets. For future years, the bonus award, if any, to Messrs. Clegg and Volk will be dependent upon attaining certain net income, free cash flow and working capital goals for their respective operating units in addition to their personal objectives.

     The Compensation Committee (and prior to its merger in May 1995 into the Compensation Committee, the Equity Team Plan Committee) also have adopted specific goals and parameters for the award of options to executive officers. The philosophy of the Company is to have continuing grants of options to executive officers in order to ensure that the officers have a continuing strong and personal interest in the success of the Company and its profitability. In 1994 the Compensation Committee and the Plan Committee awarded options consistent with this plan to provide an opportunity for each executive officer to earn five times the officer's salary over a five year period based upon annual option grants to executive officers, if projected increases in the value of the Company's Common Stock were realized. In determining the number of options to be granted, the Committee assumed that the Company's Common Stock would appreciate over a five year period at the rate of twelve percent per year. However, the Company's Common Stock has fallen in market value since the beginning of 1994 by approximately one-fourth. As a result of this decline, a substantial number of the options held by executive officers were 'out of the money.' The Committee determined that the option grants to executive officers were not accomplishing either the general goal of retaining valued employees or the specific goal of a return over five years equal to five times base salary. Therefore, in November 1995, the Committee issued new options to certain executive officers and others in exchange for cancellation of outstanding 'out of the money' options. See 'Ten Year Option/SAR Repricings Table.' The newly granted options have a fair market value exercise price and a new vesting schedule. Additional discretionary grants may be made in the future to the Executive Council officers and other executive officers; in addition, discretionary grants have been and may be made from time to time in connection with initial employment or promotion of an executive officer. The Committee does not anticipate any further exchanges of options, and no additional option grants were made to any members of the Executive Council in February 1996 (the date for annual compensation increases and option grants).

                      TEN YEAR OPTION/SAR REPRICINGS TABLE

                                            NUMBER OF
                                            SECURITIES                                                      LENGTH OF
                                            UNDERLYING    MARKET PRICE                                    ORIGINAL TERM
                                             OPTIONS      OF STOCK AT    EXERCISE PRICE                   REMAINING AT
                                            REPRICED       TIME OF         AT TIME OF         NEW            DATE AT
                                               OR        REPRICING OR     REPRICING OR     EXERCISE         REPRICING
NAME                              DATE       AMENDED       AMENDMENT       AMENDMENT       PRICE(1)         AMENDMENT
- - ----                            ---------   ---------    ------------    --------------    --------    -------------------
James J. Clegg,
Executive Vice President and
Chief Operating Officer,
North America                   11/01/95      70,000     $   15.00       $    24.79        $ 14.39     9 years, 1 month

Spencer J. Volk,
Executive Vice President,
President and Chief Officer,
International                   11/01/95      40,000     $   15.00       $    24.02        $ 14.39     9 years, 4 months
                                11/01/95      30,000     $   15.00       $    21.42        $ 14.39     8 years, 3 months

Paul M. O'Hara,
Executive Vice President and
Chief Financial Officer         11/01/95     110,000     $   15.00       $    20.79        $ 14.39     8 years, 4 months
                                11/21/95      52,500     $   15.63       $    20.79        $ 14.94     8 years, 4 months

Richard Boynton,
Executive Vice President,
President, Household
Products Group                  11/01/95      50,000     $   15.00       $    24.79        $ 14.39     9 years, 1 month

James D. Wilson,
Executive Vice President,
Human Resources                 11/01/95      25,000     $   15.00       $    24.02        $ 14.39     9 years, 4 months
                                11/01/95      17,000     $   15.00       $    19.92        $ 14.39     8 years
                                11/21/95      23,000     $   15.63       $    19.92        $ 14.94     8 years

David C. Fannin,
Executive Vice President,
General Counsel and Secretary   11/01/95      25,000     $   15.00       $    24.02        $ 14.39     9 years, 4 months
                                11/01/95      17,000     $   15.00       $    21.42        $ 14.39     8 years, 3 months
                                11/21/95      23,000     $   15.63       $    21.42        $ 14.94     8 years, 3 months

                                            NUMBER OF
                                            SECURITIES                                                      LENGTH OF
                                            UNDERLYING    MARKET PRICE                                    ORIGINAL TERM
                                             OPTIONS      OF STOCK AT    EXERCISE PRICE                   REMAINING AT
                                            REPRICED       TIME OF         AT TIME OF         NEW            DATE AT
                                               OR        REPRICING OR     REPRICING OR     EXERCISE         REPRICING
NAME                              DATE       AMENDED       AMENDMENT       AMENDMENT       PRICE(1)         AMENDMENT
- - ----                            ---------   ---------    ------------    --------------    --------    -------------------
Robert Gluck,
Vice President, Controller      11/01/95       8,500     $   15.00       $    24.02        $ 14.39     9 years, 4 months
                                11/21/95       1,500     $   15.63       $    24.02        $ 14.94     9 years, 4 months
                                11/21/95       7,000     $   15.63       $    21.46        $ 14.94     8 years, 4 months

Edwin Derecho,
Vice President and Treasurer    11/01/95       8,500     $   15.00       $    22.74        $ 14.39     8 years, 11 months
                                11/21/95       8,500     $   15.63       $    22.74        $ 14.94     8 years, 11 months

Robert Totte,
Vice President, Taxes           11/01/95       8,500     $   15.00       $    24.02        $ 14.39     9 years, 4 months
                                11/21/95       1,500     $   15.63       $    24.02        $ 14.94     9 years, 4 months
                                11/21/95       7,000     $   15.63       $    21.46        $ 14.94     8 years, 4 months

Janet G. Kelley,
Vice President and Associate
General Counsel                 11/01/95       7,500     $   15.00       $    24.02        $ 14.39     9 years, 4 months
                                11/01/95       2,500     $   15.00       $    20.30        $ 14.39     8 years, 5 months
                                11/21/95      10,000     $   15.63       $    20.30        $ 14.94     8 years, 5 months

- - ------------------------

(1) Pursuant to the Company's Equity Team Plan, option grants are made at the fair market value of the Company's stock, which is computed on the basis of the average of the closing price of the stock on the New York Stock Exchange for the twenty market trading days preceding the grant date.

Compensation of the Chief Executive Officer

     The Company's Chief Executive Officer, Roger W. Schipke, was employed in August 1993 pursuant to an employment agreement and compensation package which were negotiated at the time of such employment. See 'Employment Agreements.' Mr. Schipke's initial base salary and bonus compensation package were similar, in the aggregate, to the compensation package he received at his previous position. In addition, Mr. Schipke received stock options and restricted stock. The Company's philosophy of deemphasizing base salary increases and of more closely aligning compensation with quantitative performance factors was applicable to consideration of Mr. Schipke's salary and incentive compensation package (including option and/or restricted stock grants). Mr. Schipke received no increase in base salary in 1995. Based upon the Company's failure to achieve the EPS goals established by the Special Compensation Committee for 1995, Mr. Schipke will not receive a bonus for 1995 performance. If Mr. Schipke had continued his employment with the Company, he would have been eligible for a bonus in an amount of up to 60% of base compensation or a maximum dollar amount of $600,000, if the Company achieved certain EPS goals established by the Committee for 1996.

Effect of Recent Tax Law Changes

     Commencing with the Company's tax year beginning January 3, 1994, Section 162(m) of the Code limits to $1 million the Company's federal income tax deduction for compensation paid in any year to its CEO and each of its four other highest paid executive officers, to the extent that such compensation is not 'performance based' compensation within the meaning of Section 162(m). The Company anticipates that bonus payments made to Mr. Schipke (the sole executive officer whose compensation has exceeded $1 million) and the Company's award of options under the Equity Team Plan will qualify as performance based compensation pursuant to Section 162(m).

     The foregoing report is furnished by the following Committees of the Board of Directors and the members of each Committee. The Equity Team Plan Committee and the Special Compensation Committee were merged into the Executive Development and Compensation Committee as of May 16, 1995.

                EXECUTIVE DEVELOPMENT AND COMPENSATION COMMITTEE
                               Paul W. Van Orden*
                               Roderick M. Hills*
                               Peter A. Langerman
                                  Shimon Topor
    *Members of Committee until April 10, 1996 resignation from the Board of
                                   Directors

                           EQUITY TEAM PLAN COMMITTEE
                               Peter A. Langerman
                               Paul W. Van Orden

                         SPECIAL COMPENSATION COMMITTEE
                               Peter A. Langerman
                               Paul W. Van Orden

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph compares the cumulative total shareholder return on the Company's Common Stock for the period from August 19, 1992 (the date the Company's stock became actively publicly traded) through December 29, 1995, with the cumulative total return of the Standard & Poors Composite-500 Stock Index and a Company constructed index of peer companies. Included in the Company constructed peer group index are Rubbermaid Incorporated, Newell Co., The Gillette Company, and The Coleman Company, Inc., all of which are engaged in retail sales of durable consumer goods. The graph assumes that the value of the investment in Common Stock was $100 on August 19, 1992, and that all dividends were reinvested quarterly.

          COMPARISON OF TOTAL RETURN SINCE PUBLIC OFFERING OF SUNBEAM
                COMMON STOCK, S&P 500, AND PEER GROUP COMPANIES

            August 19, 1992   December 31, 1992   December 31, 1993   December 31, 1994   December 31, 1995
SUNBEAM          $100                $140                $177                $207                $123
PEER GROUP       $100                $105                $111                $127                $163
S&P              $100                $104                $111                $119                $163

                                       19

            APPROVAL OF 1996 AMENDMENTS TO THE AMENDED AND RESTATED
                      SUNBEAM CORPORATION EQUITY TEAM PLAN
                                (PROPOSAL NO. 2)

     The Company currently maintains the Amended and Restated Sunbeam Corporation Equity Team Plan (the 'Equity Team Plan' or the 'Plan'), which originally became effective on January 1, 1991, and which has since been amended by the Board of Directors and by action of the shareholders at the 1993 and 1994 Annual Meetings. The Board of Directors proposes to further amend various provisions of the Equity Team Plan as described below under 'The 1996 Amendments.' These amendments will increase the discretion of the Plan Committee with respect to various matters, extend the term of certain options, amend certain provisions of the Plan relating to a change in control of the Company and increase the Company's protections against potential liability (the '1996 Amendments'). A copy of the Plan, as proposed to be amended, is attached hereto as Appendix A and reference is made to the Appendix for a complete statement of each and every amendment which is presented to the shareholders for their approval.

THE PLAN

     The Equity Team Plan is used by the Company to attract, retain and motivate executive, management and other key employees by providing them with an ownership interest in the Company. Under the Equity Team Plan, participants selected by the Compensation Committee (the 'Plan Committee') are eligible for grants of options to acquire the Company's Common Stock and awards of Common Stock which, when granted, are subject to forfeiture and may not be transferred by the participants ('Restricted Stock').

     The Equity Team Plan is administered by the Compensation Committee, consisting of Messrs. Langerman and Topor. The Plan Committee has authority, subject to the terms of the Equity Team Plan, to determine: (i) when and to whom to make grants under the Plan (but no option or stock award may be granted later than December 31, 2000); (ii) the number of shares of Common Stock to be covered by the grants; and (iii) the types and terms of options. The Plan Committee also has the authority to prescribe, amend and rescind rules and regulations governing the Equity Team Plan. In determining grants under the Equity Team Plan, the Plan Committee considers, among other things, the number of shares available for grant and the performance of individual candidates. Directors, executive officers (13 persons), members of management (approximately 25 persons) and other key employees (approximately 270 individuals) are eligible to participate. The Equity Team Plan also provides for the annual automatic grant of fully vested options to purchase 1,000 shares of Common Stock to Outside Directors upon their election and subsequent relection as a Director. The Equity Team Plan may generally be amended by the Company's Board of Directors, except as described below with respect to certain matters which must be submitted for a vote by the shareholders.

     Options granted under the terms of the Equity Team Plan are non-qualified stock options governed by Section 83 of the Internal Revenue Code of 1986, as amended (the 'Code'). The term of each option commences on the date of grant and expires at the close of business on the earlier of (i) the tenth anniversary of the date of grant or (ii) the 45th day following the termination of the optionee's employment with the Company. The exercise price of, and the number of shares covered by, each option will not change during the life of the option, except for adjustments to reflect stock dividends, stock splits, other recapitalizations, reclassifications or other changes affecting the number or kind of outstanding shares.

     The exercise price of an option may be paid in cash or in shares of stock based on the fair market value on the date of exercise and on terms and conditions to be determined by the Company. This 'cashless exercise' may be effectuated in one of two ways. First, the Equity Team Plan permits the Committee to allow a Plan participant to pay the exercise price in shares of stock of the Company. Second, the Equity Team Plan permits a 'cashless exercise' of an option and payment of withholding taxes through a broker-assisted transaction. In a broker-assisted exercise, a broker advances the funds necessary for the optionee to exercise the option and then immediately sells a sufficient number of shares acquired upon the exercise to fund the exercise price, broker fees and, if the participant elects, the optionee's income tax withholding liability.

     The Equity Team Plan provides that options will be exercisable 20% per year over five years, provided in each case that the optionee had remained in the employment of the Company continuously since the date of grant. If an optionee's employment terminates due to death, all options held by the participant at death become immediately exercisable in full, and upon a 'Change in Control' of the Company and a 'Change in Status' (as defined in the Equity Team Plan), all options held by optionees who are then employed by the Company become immediately exercisable in full. The Equity Team Plan also provides for pro-rated vesting of options held by elected officers of the Company with respect to any options that would have vested on the next anniversary of the date of grant following the termination of the employment of any such officer. All options which have vested may be exercised and the underlying securities sold immediately.

     The Equity Team Plan also permits grants of Restricted Stock to the participants. The Equity Team Plan provides that, subject to the Committee's discretion to provide otherwise, the forfeiture and restrictive provisions lapse with respect to one-fifth of the Restricted Stock granted on each of the first through the fifth anniversaries of the date of grant provided that such provisions would also lapse upon a Change in Control of the Company and a Change in Status, if the participant is an employee or Director of the Company at the time of a Change in Control. Currently, the Restricted Stock grants are reserved primarily for the Company's Outside Directors. The Equity Team Plan provides for the automatic award of 5,000 shares of Restricted Stock to any Outside Director upon their initial election or appointment to the Board.

     Options are not transferable. Each option is exercisable during the lifetime of an optionee only by the optionee to whom it was granted, and after the optionee's death only by the optionee's estate or legal representative. To the extent exercisable, an option may be exercised in whole at any time, or in part from time to time, during its term.

     In order to qualify the Equity Team Plan under SEC Rule 16b-3 and thereby avoid liability under Section 16(b) for certain transactions, the Equity Team Plan (i) provides that the exercise price per share of options granted under the Plan shall be the fair market value (as defined in the Plan) of the Common Stock on the date of grant; (ii) provides that options may be transferred at the discretion of the Plan Committee pursuant to a qualified domestic relations order; (iii) requires 'equitable and proportional' adjustments of stock available under the Plan and under options already granted in the case of stock dividends, stock splits, reclassifications and similar events; (iv) requires shareholder approval of amendments to the Plan which (A) materially increase the benefits to participants, (B) materially increase the number of shares issuable under the Plan or (C) materially modify the eligibility requirements of the Plan; and (v) requires Committee members to be 'disinterested persons,' as defined in Rule 16b-3.

     Options and Restricted Stock were granted under the Equity Team Plan to the following individuals or groups of Named Executives, directors and employees during 1995:

                                                                      NUMBER OF
                                          DOLLAR        NUMBER OF     RESTRICTED
NAME AND POSITION                         VALUE(1)      OPTIONS(2)    SHARES(3)
- - -----------------                         --------      ---------     ---------
Roger W. Schipke                          $   0                 0         0
Former Chief Executive Officer

James J. Clegg                                0            70,000         0
Executive Vice President
and President and Chief
Operating Officer

Spencer J. Volk                               0            70,000         0
Executive Vice President
and President and Chief
Operating Officer

Paul M. O'Hara                                0           162,500         0
Executive Vice President
and Chief Financial Officer

Richard L. Boynton                            0            50,000         0
Executive Vice President
and President, Household
Products

Richard D. Davidson                           0            50,000         0
Former Executive Vice President
and President, Outdoor
Products

Executive Group                               0           561,000         0

Non-Executive Directors Group                 0             2,000         0

Non-Executive Officer Employee Group          0         1,014,500         0

- - ------------------------
(1) All options are valued at zero since the exercise price of all options is higher than the market value of the Company's Common Stock at May 15, 1996 ($14.00 per share).

(2) Does not include options which have been canceled or expired. See 'COMMITTEES' REPORT ON EXECUTIVE COMPENSATION--Ten Year Option/SAR Repricings Table.'

(3) An award of 5,000 shares of Restricted Stock was made to Mr. Daniel J. Meyer upon his election to the Board in May 1995; those shares have been canceled as a result of his resignation from the Board.

A copy of the Equity Team Plan, as proposed to be amended, is attached to the Proxy Statement as APPENDIX A, and reference is made to the Plan for a complete statement of all terms of the Plan.

FEDERAL INCOME TAX CONSEQUENCES OF THE EQUITY TEAM PLAN

     The tax consequences of non-qualified options and restricted stock awards are complex. The description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Non-Qualified Stock Options ('NQSOs')

     There will be no federal income tax consequences to the participants or the Company on the grant of a NQSO. On the exercise of a NQSO, the participant will have taxable ordinary income equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the option price of the shares. The Company will be entitled to a tax deduction in an amount equal to such excess, provided the Company complies with applicable withholding rules. Any ordinary income realized by a participant upon exercise of a NQSO will increase his tax basis in the Common Stock acquired by exercise of the NQSO. Upon the sale of Common Stock acquired by exercise of a NQSO, participants realize long-term or short-term capital gain or loss depending upon their holding period for such stock.

     A participant who surrenders shares of Common Stock in payment of the exercise price of a NQSO will not recognize gain or loss on his surrender of such shares. The number of shares received equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise (representing the amount of recognized ordinary income to the recipient), and the capital gains holding period will begin on the date of exercise.

Restricted Stock

     Under the Code, a participant normally will not realize taxable income and the Company will not be entitled to a deduction upon the grant of Restricted Stock. When the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code) or become transferrable, the participant will realize taxable ordinary income generally in an amount equal to the fair market value of such number of shares of Common Stock at that time, and the Company will be entitled to a deduction in the same amount, provided it complies with applicable withholding requirements. However, if a participant makes a 'Section 83(b) Election' under the Code, the participant will recognize taxable ordinary income in the year the Restricted Stock is awarded in an amount equal to the fair market value of the Restricted Stock at the date of grant, determined without regard to the restrictions. In that event, the Company will be entitled to a tax deduction in such year in the same amount, provided it complied with applicable withholding requirements, and any gain or loss realized by the participant upon the subsequent disposition of Common Stock will be capital gain or loss and will not result in any further deduction to the Company. Any dividends with respect to Restricted Stock that are paid or made available to a participant who has not made a Section 83(b) Election while the shares remain forfeitable are treated as additional compensation taxable as ordinary income to the participant and are not deductible to the Company. If the participant makes a Section 83(b) Election and subsequently forfeits the shares, the participant is not entitled to a deduction as a consequence of such forfeiture, and the Company must include as ordinary income the amount it previously deducted in the year of grant with respect to such shares.

Parachute Payments

     The exercise of any portion of an option or the lapse of restrictions relating to Restricted Stock that is accelerated, as a result of a Change in Control or a similar event, may cause payments with respect to such accelerated options or accelerated lapse of restrictions to be treated as 'parachute payments' as defined in the Code. Any such parachute payments may be non-deductible to the Company in whole or in part and may subject the employee to a non-deductible 20% federal excise tax on all or a portion of such payment in addition to other taxes ordinarily payable. In the event that the acceleration of the exercisability of options or the lapse of restrictions relating to Restricted Stock results in an excise tax, the Equity Team Plan currently provides that the Company will pay the participant additional compensation necessary to place the participant in the same after-tax position he would have been in had no such excise tax been paid or incurred.

ERISA

     The Equity Team Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not a qualified plan under Section 401(a) of the Code.

THE 1996 AMENDMENTS

     The 1996 Amendments to the Equity Team Plan generally fall within the following categories:

Amendments To Increase The Discretion of the Committee.

     Various amendments are proposed by the Board of Directors which will have the effect of increasing the discretion of the Committee under the Plan with respect to options and Restricted Stock. Specifically, the 1996 Amendments would allow the Committee to:

     (i) Make grants to 'Designated Others,' which are defined as consultants, advisors, contractors or agents of the Company who are not employees, officers or directors of the Company;

     (ii) Vary the terms of certain provisions of option grants or Restricted Stock awards, such as the period of time allowed for exercise upon termination of employment with the Company and the vesting schedules with respect to any grant;

     (iii) Convert, modify, forfeit or cancel, prospectively or retroactively, in whole or in part, any option, or waive any restrictions or conditions applicable to, or accelerate the vesting of, any option, subject only to the vested rights of participants under the Plan;

     (iv) Amend the Plan to comply with foreign law practices with respect to participants who are foreign nationals, are employed outside the United States, or both;

     (v) Allow the Committee to make selective decisions with respect to the form, amount, terms and conditions of grants and awards.

     Pursuant to Rule 16b-3 adopted by the SEC with respect to stock option plans, in order for the Plan to qualify for certain exemptions from Section 16(b) of the Securities Exchange Act of 1934 (the 'Exchange Act'), the proposed amendments to the Plan must be approved by the stockholders. However, once the Committee has been granted the authority to make the revisions to the Plan described above, further approval by the shareholders will not be required, provided that the Committee acts within the grant of authority set forth in the Plan, as proposed hereby to be amended.

Amendments Extending Term.

     The Plan currently provides that participants under the Plan have forty-five (45) days following termination of employment with the Company, for any reason, in which to exercise the options vested at the time of such termination. The Board of Directors believes that this time period is not long enough to meet the goals of the Plan. The shareholders are asked to adopt an amendment to Section 4(a)(ii) of the Plan which will provide that, unless otherwise specified by the Committee, the term of each option will expire at the close of business on the earliest of (A) the tenth anniversary of the Grant Date; or (B) the third anniversary of the date of termination of the participant's employment with or service as a director of the Company or subsidiary, in the case of retirement or termination by the Company without Cause (as defined in the Plan); or (C) ninety (90) days after the date of termination of employment in the case of resignation, voluntary departure or termination by the Company with Cause; or (D) in the case of a Designated Other, the date specified in the Stock Option Agreement. This provision further provides that participants who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the executive officers of the Company) will have in all cases until the earlier of the tenth anniversary of the grant date or the third anniversary of the date of termination of service with the Company, regardless of the cause; provided that such executive officers may not exercise any option within six (6) months of their date of termination. These amendments will not apply to any options outstanding before May 15, 1996, which are 'in-the-money.'

Amendments Related To Changes in Control of The Company

     The Board of Directors proposes that amendments be adopted to the Plan which will clarify the provisions of the Plan with respect to the occurrence of any 'Change in Control,' as defined therein, and will further expand the alternatives available to an acquiring party of the Company in the event of a Change in Control. The directors propose that the definition of a 'Change in Control' be modified to include a merger or consolidation to which the Company is a party or the acquisition of securities of the Company representing 50% or more of the total combined voting power of the Company's outstanding stock (in both cases, unless the acquiring party was the beneficial owner as of the grant date applicable to the affected participant of more than 50% of the Company's voting securities), the sale of substantially all of the assets of the Company or the approval of a plan or proposal for liquidation of the Company. In addition, the provisions of Section 9 of the Plan will be revised to specifically allow for an acquiring party of the Company to substitute options of the acquiring company for options of the Company outstanding at the time of an acquisition in a cash merger. The Directors believe that these provisions simply clarify and facilitate appropriate adjustments in the event of a Change in Control of the Company while providing appropriate protections to the Plan participants should such a Change in Control occur.

Amendments for the Protection of the Company.

     Various amendments to the Plan are intended specifically to lessen the potential for litigation in the event a participant is disgruntled with actions taken by the Company with respect to options. Specifically, the Board of Directors proposes the following amendments:

     (i) The addition of Section 6(c) providing that the Company and the Committee will have the right to investigate compliance with the non-competition and confidentiality provisions of the Plan and will have no liability for any resulting delay in processing option exercises.

     (ii) The addition of Section 6(d) allowing the Committee and the Company to deny or delay a participant's exercise of options if the participant is believed to be engaged in material conduct adversely affecting the Company or to be contemplating such conduct.

     (iii) The addition of Section 6(e) stating that all Plan participants (including former employees and Designated Others) are subject to the trading window policy of the Company.

     (iv) The addition of a paragraph under Section 13(b) providing for modification of the non-competition requirements of the Plan if necessary in order for a court to enforce such provisions.

     (v) The addition of Section 15 to the Plan which requires that disputes with respect to options or Restricted Stock Awards will be subject to arbitration.

TAX EFFECT OF 1996 AMENDMENTS

     There will be no federal income tax consequences to the Equity Team Plan participants or the Company as a result of adoption of the 1996 Amendments. Shareholder approval of the 1996 Amendments is necessary in order to cause the Equity Team Plan to qualify as providing performance based compensation pursuant to Section 162(m) of the Internal Revenue Code (the 'Code') and to qualify the Plan under SEC Rule 16b-3. The options subject to the Equity Team Plan are non-qualified stock options. The Company is generally entitled to a tax deduction in an amount equal to the excess of the fair market value of shares acquired upon the exercise of a NQSO over the option price of the share at the time of the option exercise by the holder, provided the Company complies with withholding rules. If the Equity Team Plan does not comply with the requirements of Section 162(m), and if the compensation paid to an individual by the Company, including the taxable income attributable to exercise of options, exceeds one million dollars in any fiscal year, the Company will not be allowed a tax deduction for that portion of compensation in excess of one million dollars which is attributable to the Equity Team Plan.

REASONS FOR THE 1996 AMENDMENTS TO THE EQUITY TEAM PLAN;
RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors has given due consideration to the Equity Team Plan, as amended by the 1996 Amendments, and has determined that adoption of the 1996 Amendments is in the best interest of the Company. The Company in recent years has used the Equity Team Plan as a means of retaining and compensating key employees. The purpose of the 1996 Amendments is to expand the ability of the Company to reward the services of experienced key personnel, including Directors, by the provision of economic incentives in the form of stock options and Restricted Stock and to ensure that the federal income tax deduction otherwise available to the Company with respect to the Plan will continue.

     Specifically, the Board of Directors believes the Amendments which will increase the discretion of the Committee are necessary in order to provide the maximum flexibility with respect to the Plan provisions, while still complying with the necessary requirements of Code Section 162(m) and SEC Rule 16b-3 under the Exchange Act. The 1996 Amendments will provide for added flexibility on the Committee's part as necessary, without the additional expense and delays associated with further approval of amendments to specific provisions by the shareholders. The Board of Directors further believes that it is necessary to extend the period of time during which options may be exercised. Currently, all participants have only forty-five (45) days following termination of their position with the Company (for whatever reason) in which to exercise options. This period of time is insufficient in some cases for the Company to complete negotiations with terminated employees, investigate compliance with certain provisions of the Plan or open a trading window. In addition, the short time period is not consistent with the goals of the Equity Team Plan, including the goal of providing incentives to participants to develop plans for the long range financial goals established by the Company.

     The 1996 Amendments which relate to a Change in Control are required in order to recognize the possibility that a Change in Control of the Company could occur as a result of a merger in addition to changes in control of stock ownership by purchase or a transfer of the assets of the Company. Finally, the 1996 Amendments which are being added for the protection of the Company are, in the opinion of the Board of Directors, necessary to protect the Company from the cost and expense of lawsuits. These amendments will, in the opinion of the Board of Directors, decrease the potential for such claims against the Company and lessen the cost of such claims by requiring that all claims related to the Equity Team Plan be submitted to arbitration.

     The affirmative vote of the holders of a majority of all shares of Common Stock present, or represented and entitled to vote at the Annual Meeting will be required to approve the 1996 Amendments. Accordingly, abstentions will have the same effect as votes against this proposal and broker non-votes will be excluded from the calculation of the number of shares present and entitled to vote. The Steinhardt Group and the Funds Group, the beneficial owners of approximately 42% of the outstanding Common Stock, have indicated their intention to vote in favor of the adoption of the 1996 Amendments.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' APPROVAL
               OF THE 1996 AMENDMENTS TO THE SUNBEAM CORPORATION
                     AMENDED AND RESTATED EQUITY TEAM PLAN

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

     The Company is not aware of any substantial interest, direct or indirect, by holders of Common Stock or otherwise, of any officer, Director, Director nominee or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file certain reports regarding ownership of the Company's Common Stock with the SEC and the New York Stock Exchange. These insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such reports it has received, the Company believes that all of its executive officers and Directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1995.

                              INDEPENDENT AUDITORS

     The firm of Arthur Andersen, LLP has been retained by the Company as independent auditors to audit the financial statements of the Company. Representatives of Arthur Andersen, LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate written questions.

                              COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for any attendant expenses.

                           1997 SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented for consideration at the 1997 Annual Meeting of Shareholders and to be included in the Company's Proxy Statement for that meeting must be received by the Secretary at the Company's corporate office, 2100 New River Center, 200 East Las Olas Boulevard, Fort Lauderdale, FL 33301, on or before January 31, 1997.

                              COPIES OF FORM 10-K

     THE COMPANY WILL PROVIDE A COPY OF THE COMPANY'S FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, TO ANY SHAREHOLDER UPON REQUEST. REQUESTS SHOULD BE SENT TO DAVID C. FANNIN, GENERAL COUNSEL AND SECRETARY OF THE COMPANY, AT 2100 NEW RIVER CENTER, 200 EAST LAS OLAS BOULEVARD, FORT LAUDERDALE, FLORIDA 33301 - TELEPHONE: (954) 767-2100.

                                                                      APPENDIX A
                              AMENDED AND RESTATED
                              SUNBEAM CORPORATION
                                EQUITY TEAM PLAN
                 (As Proposed to be Amended as of May 15, 1996)

 1. PURPOSE.

   The purpose of the Sunbeam Corporation Equity Team Plan is to provide incentives for selected executives, key employees, Outside Directors and Designated Others to promote the financial success and progress of Sunbeam Corporation. Capitalized terms used throughout this Plan shall have the meanings ascribed to them in Section 16 hereof.

 2. STOCK SUBJECT TO THE PLAN.

    (a) Subject to the provisions of this Section and Section 9, the maximum number of shares of Stock that may be issued under the Plan is 11,500,000 shares, to be allocated as follows:

        (i) 11,300,000 shares may be issued in connection with the grant of Options pursuant to Section 3; and

        (ii) 200,000 shares may be issued in connection with the grant of Restricted Stock Awards pursuant to Section 3.

    Such shares may be either authorized but unissued shares or treasury shares.

    (b) The number of shares subject to an Option or a Restricted Stock Award that has been granted under the Plan shall no longer be charged against the limitation provided in Section 2(a), and may again be made subject to Options or Restricted Stock Awards, as the case may be, to the extent that Options expire unexercised or are terminated, surrendered or canceled before exercise or Restricted Stock Awards are forfeited, terminated, surrendered or canceled due to a Participant's termination of employment or service as an Outside Director or for any other reason.

 3. GRANTS OF OPTIONS AND RESTRICTED STOCK AWARDS.

    (a) Subject to the provisions of the Plan, the Committee may at any time, or from time to time, grant Options to officers, key employees, Outside Directors of the Company (or its subsidiaries) and Designated Others.

    (b) Subject to the provisions of the Plan, the Committee may at any time, or from time to time, grant shares of Stock which are subject to the Restrictions set forth in Section 4(b) ('Restricted Stock') to officers, key employees and Outside Directors of the Company (or its subsidiaries) and Designated Others.

    (c) The Committee shall cause 5,000 shares of Restricted Stock to be issued immediately and automatically upon the initial election or appointment of each Outside Director of the Company. The provisions of this Section 3(c) shall not be amended more often than once in any six (6) month period, other than to comport with changes in the Code, ERISA or the rules thereunder.

    (d) The Committee shall cause Options to be granted annually for the purchase of 1,000 shares of Stock to each Outside Director, which Options shall be granted immediately and automatically as of the date of the election of such director. The provisions of this Section 3(d) shall not be amended more often than once in any six (6) month period, other than to comport with changes in the Code, ERISA or the rules thereunder.

    (e) Each Option shall be evidenced by a Stock Option Agreement, and each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement, each in a form approved by the Committee or by a Company officer designated by the Committee.

    (f) Notwithstanding any other provision of the Plan, no person shall be granted Options for more than 250,000 shares of Stock or Restricted Stock Awards for more than 25,000 shares of Stock in any single fiscal year of the Company.

 4. TERMS AND CONDITIONS.

    (a) OPTIONS.

        (i) An Option shall entitle the Participant who holds it to exercise the Option on and subject to the terms, conditions and restrictions of the Plan (as the Plan may be amended from time to time) and such additional terms, conditions and restrictions as may be imposed by the Committee at the time of grant.

        (ii) Unless otherwise specified by the Committee, the term of each Option granted prior to May 15, 1996 (herein the '1996 Amendment Date') and which is In-the-Money as of the 1996 Amendment Date shall commence on the date of grant of the Option and shall expire at the close of business on the earlier of (A) the tenth anniversary of the date of grant or (B) the 45th day following the termination of the Participant's employment with, or service as director of, the Company (or a subsidiary). Unless otherwise specified by the Committee, the term of each Option granted on or after the 1996 Amendment Date and the term of each Option granted prior to the 1996 Amendment Date which is Out-of-the-Money as of the 1996 Amendment Date, shall commence on the Grant Date of the Option and shall expire at the close of business on the earliest of (A) the tenth anniversary of the Grant Date; or (B) the third anniversary of the date of termination of the Participant's employment with, or service as a director of, the Company (or a subsidiary), in the case of retirement or termination by the Company without Cause; or (C) 90 days after the date of termination of employment in the case of resignation, voluntary departure or termination by the Company with Cause; or (D) in the case of a Designated Other, the date specified in the Stock Option Agreement. Notwithstanding the foregoing sentence, Participants who are subject to Section 16(b) of the Exchange Act shall have until the earlier of (A) the tenth anniversary of the Grant Date; or (B) the third anniversary of the date of termination of their employment with, or service as a director of the Company, regardless of the cause, within which to exercise Options which are granted on or after the 1996 Amendment Date and Options which are Out-of-the-Money as of the 1996 Amendment Date; provided, however, that no such Option may be exercised by any such person during the period beginning on the date of termination and ending on the six month anniversary of the date of termination.

        (iii) Options granted to Outside Directors pursuant to Section 3(d) shall become exercisable with respect to all of the shares subject to the Option on the Grant Date. Unless otherwise specified by the Committee (which is empowered to provide different vesting schedules with respect to any grant of Options or Restricted Stock), all other Options granted under the Plan shall become exercisable with respect to 20% of the shares subject to the Option beginning on the first anniversary of the Grant Date and as to an additional 20% on each of the second, third, fourth and fifth anniversaries of the Grant Date (each twelve month period ending on an anniversary of a Grant Date being referred to herein as an 'Option Year'), provided in each case that the Participant shall have remained an employee or a director of the Company (or a subsidiary), or in the case of a Designated Other, shall have remained in the position set forth in the Stock Option Agreement, continuously since the Grant Date. Notwithstanding the foregoing, during the remaining term of any options (if not already so exercisable): (A) if a Participant's employment or service as a director, or in the case of a Designated Other, the period of service as defined in the Stock Option Agreement, terminates due to death, all Options held by the Participant at death shall become immediately exercisable in full; (B) upon a Change in Control, coupled with a Change in Status of a Participant, all Options held by such Participant who is then an employee or director of the Company (or a subsidiary) shall become immediately exercisable in full; (C) in the event that the exercisability of an Option accelerates due to a Change in Control and a Change in Status, Participants who are subject to Section 16(b) of the Exchange Act may not sell the shares acquired upon such accelerated exercise within six months of the Grant Date of such Option; and (D) upon the termination during an Option Year of employment of an officer of the Company elected by the Board, the portion of shares subject to any Option held by such officer which was scheduled to become exercisable on the next anniversary of the Grant Date immediately following such termination (the 'Next Option Increment') shall be prorated on the basis of the number of full calendar months worked in such Option Year to permit partial exercisability of the Next Option Increment.

        (iv) Except to the extent permitted by Rule 16b-3 or its successor, Options shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order ('QDRO') as defined in the Code or ERISA (or the rules thereunder) or as otherwise set forth in this Section 4(a)(iv). Each Option shall be exercisable during the lifetime of a Participant only by the Participant to whom it was granted, and after the Participant's death only by the Participant's estate or legal representative. To the extent exercisable, an Option may be exercised in whole at any time, or in part from time to time, during the term of the Option.

        (v) Any Option may be converted, modified, forfeited or canceled, prospectively or retroactively, in whole or in part, by the Committee in its sole discretion; provided, however, that no such action shall adversely affect the rights of any Participant under any Option granted prior to such action without his consent. Except as may be otherwise provided in an Agreement, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Option.

    (b) STOCK AWARDS.

        (i) Upon the grant of a Restricted Stock Award, a stock certificate representing a number of shares of Stock equal to the number of shares of Restricted Stock granted to a Participant shall be registered in the Participant's name but shall be held in custody by the Company for the Participant's account. The Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock, except that the following restrictions (the 'Restrictions') shall apply: (A) the Participant shall not be entitled to delivery of the certificate until the Restricted Period (set forth in paragraph (iii) below) applicable to such Restricted Stock has expired or terminated and until any other conditions prescribed by the Committee are satisfied; (B) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to such Restricted Stock and prior to the satisfaction of any other conditions prescribed by the Committee; and (C) shares of Restricted Stock shall be forfeited and all rights of the Participant to such Restricted Stock shall terminate without further obligation on the part of the Company unless the Participant has (1) remained an employee or a director of the Company (or a subsidiary) until the expiration or termination of the Restricted Period applicable to such Restricted Stock (or in the case of a Designated Other, the duration specified in the Restricted Stock Award Agreement) and (2) satisfied any other conditions prescribed by the Committee applicable to such Restricted Stock. At the discretion of the Committee, cash and stock dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Participant's account. Cash dividends so withheld by the Committee shall not be subject to forfeiture. Upon the forfeiture of any shares of Restricted Stock, such forfeited Restricted Stock shall be transferred to the Company without further action by the Participant. The Participant shall have the same rights and privileges, and be subject to the Restrictions, with respect to any shares or other property received pursuant to Section 9.

        (ii) Upon the expiration or termination of the Restricted Period with respect to shares of Restricted Stock and the satisfaction of any other conditions prescribed by the Committee, the Restrictions applicable to such Restricted Stock shall lapse and a stock certificate for the number of shares of Stock with respect to which the Restricted Period has lapsed shall be delivered, free of all restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Stock but will pay, in lieu thereof, the Fair Market Value (determined as of the date the Restricted Period expires or terminates) of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be. No payment will be required from the Participant upon the issuance or delivery of any shares of Stock under this paragraph, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such shares.

        (iii) The Restrictions shall lapse with respect to one-fifth of the Restricted Stock subject to a Restricted Stock Award made to an Outside Director pursuant to Section 3(c) hereof on each of the first through the fifth anniversaries of the Grant Date on which the Outside Director remains a director of the Company. Unless otherwise specified by the Committee at the time of the award and included in the Restricted Stock Award Agreement, the Restrictions shall also lapse with respect to one-fifth of the Restricted Stock subject to all other Restricted Stock Awards on each of the first through the fifth anniversaries of the Grant Date, provided in each case that the Participant shall have remained an employee or a director of the Company (or a subsidiary) continuously since the date of grant (or in the case of a Designated Other, shall have complied with the terms and conditions of the Restricted Stock Award Agreement). Notwithstanding the foregoing: (A) if a Participant's employment or service as a director, or in the case of a Designated Other, the period defined in the Restricted Stock Award Agreement, terminates due to death, the Restrictions shall lapse with respect to all Restricted Stock Awards held by the Participant at death (if not already so lapsed); (B) upon a Change in Control, coupled with a Change in Status of a Participant, the Restrictions shall lapse with respect to all Restricted Stock Awards held by such Participant who is an employee or director of the Company (or a subsidiary) (if not already so lapsed); and (C) in the event of an accelerated lapse of Restrictions due to a Change in Control and a Change in Status, Participants who are subject to Section 16(b) of the Exchange Act may not sell the shares of Stock whose Restrictions have so lapsed within six months of the Grant Date of the Restricted Stock Award pursuant to which such Stock was received. The 'Restricted Period' as to any shares constituting part of a Restricted Stock Award shall be the period of time commencing with the Grant Date of a Restricted Stock Award and ending with the date on which the Restrictions lapse with respect to any such shares, or any portion thereof.

    (c) In the event that the acceleration of (i) the exercisability of an Option or (ii) the lapse of Restrictions relating to Restricted Stock upon a Change in Control and a Change in Status results in excise tax pursuant to Section 4999 of the Code, or any successor or similar provision thereto, or comparable state or local tax laws, the Company shall pay to the Participant such additional compensation as is necessary (after taking into account all Federal, state and local income and excise taxes payable by the Participant as a result of the receipt of such compensation) to place the Participant in the same after-tax position he would have been in had no such excise tax (or any interest or penalties thereon) been paid or incurred. The amount of such payment shall be determined by the independent accounting firm serving as the Company's outside auditor immediately prior to the Change in Control.

 5. EXERCISE OF OPTIONS.

    (a) The Exercise Price of the shares purchasable under an Option shall be the Fair Market Value per share on the Grant Date of such Option, subject to subsequent adjustment pursuant to the provisions of Section 9.

    (b) Options shall be considered exercised (herein the 'Exercise Date') on the date written notice, in such form as the Committee may prescribe, is received by the Option Plan Administrator of the Company, advising of the exercise of an Option and either transmitting payment of the total Exercise Price for the number of shares of Stock involved or electing one of the alternative payment procedures set forth in Section 5(c) below.

    (c) The Exercise Price shall be paid in cash (including cash obtained through a margin loan on the shares as to which the Option is being exercised) or (and provided (x) the use of the following procedure by a Participant would comply with safeguards established by the Committee designed to avoid 'short-swing' profits to the Participant under Section 16(b) of the Exchange Act, and (y) does not otherwise violate any applicable laws) through (i) a broker-assisted cashless exercise program established by the Committee, based on the actual proceeds from the sale of shares of Stock; or (ii) in shares of Stock, valued on the basis of the closing market price of the Stock on the Exercise Date.

    (d) Subject to the provisions of Section 6 and the other provisions of the Plan, the Stock Option Agreement and the Option, the Company shall issue shares of Stock in the Participant's name as soon as practicable (but in no event later than 30 days) after the Exercise Date. The Participant shall not be deemed to be a holder of any shares pursuant to an Option, and shall not have any rights as a stockholder in connection with such shares, until the date of transfer of shares of Stock to the Participant. The Company shall have no liability of any nature whatsoever to any Participant by reason of any change in the market price of the Stock during the period of time between the Exercise Date and the date on which any shares of Stock resulting from the exercise are issued or sold.

 6. RESTRICTIONS.

    (a) Notwithstanding any other provision of the Plan, an Option or Restricted Stock Award to the contrary, no Option shall be exercised, and the Company shall not be obligated to issue or transfer shares of Stock under any Option or Restricted Stock Award, until the Company shall have received such assurances as the Company may reasonably request from its counsel that the exercise of the Option and the issuance and transfer of shares pursuant to the Option or Restricted Stock Award will not violate the Securities Act of 1933, as amended, or any other applicable Federal or state laws. In connection with any such issuance or transfer, the Participant shall, if requested by the Company, give assurances satisfactory to counsel to the Company, in respect of the

        Participant's investment intent or such other matters as counsel to the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

    (b) No provisions of the Plan or any Option or Restricted Stock Award shall be interpreted or construed to obligate the Company to register any Stock under Federal or state law.

    (c) The Company and the Committee reserve the right to investigate at any time the circumstances surrounding any exercise of Options, including any investigation regarding whether a Participant is in compliance with the provisions of Section 13 hereof (or has threatened or is reasonably believed to intend to violate the provisions of Section 13 hereof), and the Company and the Committee shall have no liability or responsibility to any Participant for any alleged damage sustained by the Participant by reason of any delay in the implementation of an Option exercise during the pendency of any such investigation, whether by reason of any change in the market price of the Stock or otherwise.

    (d) Notwithstanding any other provision hereof, the Committee shall have the right at any time to deny or delay a Participant's exercise of Options if such Participant is reasonably believed by the Committee (i) to be engaged in material conduct adversely affecting the Company or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Participant is not engaged in, and is not contemplating, such material conduct adverse to the interests of the Company.

    (e) Participants are and at all times shall remain subject to the trading window policies adopted by the Company from time to time throughout the period of time during which they may exercise Options or sell Restricted Stock granted pursuant to the Plan. Participants may request at any time a copy of any calendar of scheduled open windows by contacting the Option Plan Administrator.

 7. FAIR MARKET VALUE.

    (a) During any period that the Company's Stock is Actively Traded, Fair Market Value shall equal the arithmetic average of the closing prices of a share of Stock on the exchange or national market system on which the Stock is traded, for the last twenty market trading days prior to the date of determination of Fair Market Value, or pursuant to such other method as the Committee may reasonably specify for determining the Stock's Fair Market Value.

    (b) During any period during which the Company's Stock is not Actively Traded, Fair Market Value shall be determined by the Committee.

 8. TERM.

   This Amended and Restated Plan shall be effective as of the date set forth on the first page hereof. No Option or Restricted Stock Award shall be granted under the Plan after May 15, 2006, but the Plan shall continue in effect thereafter with respect to any previously granted Options and Restricted Stock Awards that remain outstanding and the duration of any such grant or award shall not be affected by the expiration of the Plan.

 9. ADJUSTMENTS.

   In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Stock shall be effected, or the outstanding shares of Stock shall, in connection with a merger or consolidation of the Company or a transaction or series of related transactions that results in the sale of all or substantially all of the Company's assets, be exchanged for a different number or class of shares of stock or other securities or property of the Company or any other Person, or a record date or dates for determination of holders of Stock entitled to receive a dividend payable in stock or a liquidating dividend (or series of dividends) shall occur, equitable and proportional adjustments aimed at preventing the inequitable enlargement or dilution of any rights hereunder shall be made to (i) the number and class of shares or other securities or property that may be issued or transferred pursuant to the Plan and any outstanding Options and Restricted Stock Awards and (ii) the Exercise Price to be paid per share under any outstanding Options; provided, however, that in the event of a merger or consolidation of the Company, or similar transaction pursuant to which the outstanding Stock is exchanged for cash or other property, the unexercised Options shall thereafter be exercisable for, and the Restricted Stock Awards shall entitle the Participant to receive, the cash or other property which an Option or Restricted Stock Award holder, as the case may be, would have been entitled to receive had the Options been exercised, or the Restrictions relating to the Restricted Stock Award lapsed, immediately prior to the record date for such merger, consolidation or similar transaction except to the extent that provision is made in writing in connection with such transaction for (1) the assumption of the Options by, or the substitution for the Options of new options covering the stock of, a successor acquiring corporation, in each case providing terms no less favorable to the holder of such Options than would an assumption or substitution described in Treasury Regulation 1.425-1(a) that would not constitute a 'modification' for purposes of Code 424(a), and (2) the substitution for Restricted Stock Awards of stock of a successor or acquiring corporation having terms no less favorable to the holder thereof than the terms of the Restricted Stock Award in effect before such transaction.

10. ADMINISTRATION.

   (a) The Plan shall be administered by the Committee. The Committee shall, subject to the provisions of the Plan, have full power and authority to administer the Plan, to select the Participants in the Plan, and, except for grants and awards which are automatically made to Outside Directors as provided pursuant to Section 3 of the Plan, to determine the number of shares to be made subject to each Option and Restricted Stock Award and all terms and conditions of each Option and Restricted Stock Award. The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons, absent a determination by a court of competent jurisdiction that the Committee has acted in bad faith or has engaged in reckless or willful misconduct.

   (b) Members of the Committee and the Board and officers administering this Plan shall be fully protected in taking actions under the Plan or in relying upon the advice of counsel and shall incur no liability except for bad faith, recklessness or willful misconduct in the performance of their duties.

   (c) Except as required by Rule 16b-3 with respect to grants of Options to individuals who are subject to Section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees.

   (d) To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules applicable to Options granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and grant Options to such Participants in accordance with those rules.

   (e) Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of grants and awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive grants and awards under the Plan, whether or not such persons are similarly situated.

11. GENERAL PROVISIONS.

   (a) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any Person any right to continue in the employment or other service of the Company (or any subsidiary), or shall affect the right of the Company (or any subsidiary) to terminate the employment or other service of any person at any time with or without Cause.

   (b) The Company may make appropriate provisions for the withholding of any taxes which the Company determines it is required to withhold in connection with any Option or Restricted Stock Award including, at the request of a Participant and provided that it does not violate any applicable laws, the payment of such withholding taxes through a broker-assisted sale of a sufficient number of shares underlying the Option or subject to the Restricted Stock Award or by delivery to the Company of shares of Stock previously owned by the Participant, in either case having an actual sale price equal to the amount of such taxes. Notwithstanding the foregoing, a Participant whose transactions in Stock are subject to Section 16(b) of the Exchange Act may make a share withholding election only if it complies with safeguards established by the Committee designed to avoid 'short swing' profits to the Participant under Section 16(b) of the Exchange Act.

   (c) By accepting any benefits under the Plan, each Participant, and each Person claiming under or through the Participant, shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, all provisions of the Plan. Each Participant hereby further agrees that amendments and modifications to the Plan, which may be adopted from time to time by the Committee and/or the Board of the Corporation (as set forth in Section 12 hereof), shall be binding upon such Participant and upon all Options or Restricted Stock which the Participant may hold, including (with retroactive effect) Options or Restricted Stock previously granted to the Participant, except to the extent set forth in
       Section 12 hereof.

   (d) With respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successor. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

   (e) A Participant shall have no rights as a stockholder of the Company with respect to any Shares to be issued upon exercise of an Option until such Participant has exercised such Option and becomes a holder of such Shares.

12. AMENDMENTS; MODIFICATION AND TERMINATION.

   This Plan may be amended or modified by the Committee, with ratification by the Board, or terminated by the Board, at any time and in any respect, except that no amendment shall be made without the approval of the shareholders of the Company if shareholder approval would be required by Rule 16b-3 under the Exchange Act or any other law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Company is subject. No such amendment, modification or termination shall have effect to reduce the number of shares as to which any Option or Restricted Stock Award previously has been granted to a Participant; to extend the vesting schedule with respect to any Option or Restricted Stock Award or to extend the period of non-competition or confidentiality as set forth in Section 13 hereof. In the event of the passage of any law, rule or regulation or a determination by any regulatory agency or court, requiring an adverse change in the Company's accounting or tax treatment relating to the Plan, the Committee shall have the right to modify the terms of outstanding Options and Restricted Stock Awards to the extent necessary to avoid the adverse consequences of such change.

13. CONFIDENTIALITY AND NON-COMPETITION; CONDUCT NOT IN THE INTEREST OF THE CORPORATION.

   By accepting Options or Restricted Stock Awards under the Plan and as a condition to the exercise of Options and the enjoyment of any of the benefits of the Plan, each Participant agrees as follows:

   (a) Confidentiality--During the period of each Participant's employment or service as a director with the Company (or the Participant's engaging in any other activity with or for the Company) and for a two year period thereafter, each Participant shall treat and safeguard as confidential and secret all Confidential Information received by such Participant at any time. Without the prior written consent of the Company, except as required by law, such Participant will not disclose or reveal any Confidential Information to any third party whatsoever or use the same in any manner except in connection with the businesses of the Company and its subsidiaries. In the event that a Participant is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose (i) any Confidential Information or (ii) any information relating to his opinion, judgment or recommendations concerning the Company or its subsidiaries as developed from the Confidential Information, Participant will provide the Company with prompt written notice of any such request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions contained herein. If, failing the entry of a protective order or the receipt of a waiver hereunder, Participant is, in the reasonable opinion of his counsel, compelled to disclose Confidential Information, Participant shall disclose only that portion of the Confidential Information which his counsel advises that he is compelled to disclose and will exercise best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

   (b) Non-Competition--During the period of employment with the Company or its subsidiaries of any Participant (other than a director) compensated at a rate (including bonuses) in excess of $75,000 per year in cash compensation from his employment with the Company or any of its subsidiaries (determined as of the most recently completed fiscal year of the Company), and, for a two-year period thereafter (the 'Non-Compete Period'), each such Participant shall not, without prior written consent of the Committee, do, directly or indirectly, any of the following:

       (1) own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business which competes with the business of the Company or any of its subsidiaries (as such business is conducted during the term of such Participant's employment with the Company or its subsidiaries) in the geographical regions in which such business is conducted; provided, however, that the ownership of a maximum of one percent of the outstanding stock of any publicly traded corporation shall not violate this covenant; or

       (2) employ, solicit for employment or assist in employing or soliciting for employment any present, former or future employee, officer or agent of the Company or any of its subsidiaries.

   In the event any court of competent jurisdiction should determine that the foregoing covenant of non-competition is not enforceable because of the extent of the geographical area or the duration thereof, then the Company and the affected Participant hereby petition such court to modify the foregoing covenant to the extent, but only to the extent, necessary to create a covenant which is enforceable in the opinion of such court, with the intention of the parties that the Company shall be afforded the maximum enforceable covenant of non-competition which may be available under the circumstances and applicable law.

   (c) Each Participant acknowledges that remedies at law for any breach by him of this section 13 may be inadequate and that the damages resulting from any such breach are not readily susceptible to being measured in monetary terms. Accordingly, each Participant acknowledges that upon his violation of any provision of this Section 13, the Company will be entitled to immediate injunctive relief and may obtain an order restraining any threatened or future breach. Each Participant further agrees, subject to the proviso at the end of this sentence, that if he violates any provision of this Section 13, he shall immediately forfeit any rights and benefits under this Plan and shall return to the Company any unexercised Options and forfeit the rights under any Restricted Stock Awards and shall return any shares of Stock held by such Participant received upon exercise of any Option or the lapse of the Restrictions relating to Restricted Stock Awards granted hereunder, together with any proceeds from sales of any shares of Stock received upon exercise of such Options or the lapse of Restrictions of such Restricted Stock Awards; provided, however, that upon violation of subsection (b) of this Section, the forfeiture and return provisions contained in this sentence shall apply only to Options which have become exercisable, and Restricted Stock, the Restrictions with respect to which have lapsed, and in any such case the proceeds of sales therefrom, during the two year period immediately prior to termination of the Participant's employment. Nothing in this Section 13 will be deemed to limit, in any way, the remedies at law or in equity of the Company, for a breach by Participant of any of the provisions of this Section 13.

   (d) Each Participant agrees to provide written notice of the provisions of this Section 13 to any future employer of Participant, and the Company expressly reserves the right to provide such notice to the Participant's future employer(s).

   (e) If any provision or part of any provision of this Section 13 is held for any reason to be unenforceable, (i) the remainder of this Section 13 shall nevertheless remain in full force and effect and (ii) such provision or part shall be deemed to be amended in such manner as to render such provision enforceable.

14. GOVERNING LAW.

   The validity, construction and effect of the Plan and any rules relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

15. ARBITRATION.

   The Company and each Participant hereby agree that in the event of any dispute or controversy arising with respect to the Plan, any Stock Option Agreement, the exercise of any Option (or the disallowance of any exercise at any time, for any reason) or any other matter relating to Options or Restricted Stock Awards, then such dispute or controversy shall be submitted by the parties to mandatory and binding arbitration before a panel of arbitrators appointed by the American Arbitration Association ('AAA'), each of whom shall be knowledgeable in matters of securities in general and, if possible, the administration of stock option programs similar to the Plan. The arbitration proceedings shall be conducted in whichever of the following cities is closest to the work location of the affected Participant: Fort Lauderdale, Florida; Chicago, Illinois; New York, New York; Kansas City, Missouri; Jackson, Mississippi; Nashville, Tennessee or Atlanta, Georgia. The decision of the Company as to which city is closest to the work location of the Participant shall be conclusive and binding, except for manifest error. The decision of the arbitrators shall be rendered in writing, shall be promptly rendered after a hearing on the matter and shall be final, conclusive and binding and may be incorporated in a final judgment rendered by any court of competent jurisdiction.

   Notwithstanding the foregoing, nothing contained herein shall preclude the Company from seeking injunctive or other relief from any court of competent jurisdiction to enforce the provisions of Section 13 hereof.

16. DEFINITIONS.

   The following terms, when used in the Plan, shall have the meanings set forth below:

      Actively Traded: Trading of Company Stock on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System in an average weekly volume that equals at least 0.20% of the then outstanding Company Stock for each of at least four weeks in a row.

      Beneficial Owner: With respect to any securities of the Company, any Person who is a beneficial owner of such securities as defined in rule 13d-3 under the Exchange Act. The Committee may from time to time adopt interpretations or pronouncements as to who shall be deemed to be Beneficial Owners of the Company's outstanding voting securities as of a given date, which interpretation shall be final and binding on all Participants, the Company and all other interested Persons.

      Board:  The Board of Directors of the Company.

      Cause: Any cause stated in an employment agreement between the Company and the Participant and/or material violations of employment agreements or the terms of this Plan, acts of dishonesty with respect to the Company, insubordination, divulging confidential information about the Company, interference with the relationship between the Company and any supplier, client, customer, similar person, or performance of any act or omission which the Committee, in its sole discretion, deems to be sufficiently injurious to the interest of the Company to constitute cause.

      Change in Control: The occurrence of any of the following: (i) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such merger or consolidation are Beneficial Owners of less than 50% of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; or (ii) any Person becomes the Beneficial Owner in the aggregate of securities of the Company representing 50% or more of the total combined voting power of the Company's then issued and outstanding securities unless such Person (or a Person owned directly or indirectly by such Person) was the Beneficial Owner, directly or indirectly, as of the Grant Date applicable to the affected Participant, of more than 50% of the Company's voting securities outstanding as of such Grant Date; or (iii) the sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly-owned subsidiary of the Company; or
      (iv) the stockholders of the Company approve any plan or proposal for the liquidation of the Company.

      Change in Status: The occurrence with respect to a Participant, of any of the following (but only if such event occurs within two (2) years following a Change in Control): (i) any reduction in the aggregate annual compensation paid or payable to a Participant, or any material reduction in the aggregate benefit coverages provided to such Participant under the Company's standard benefit package for all employees; (ii) the assignment to the Participant of any duties inconsistent in any material respect with the Participant's position (including status, offices, titles and reporting responsibilities), authorities, duties or responsibilities as in effect immediately prior to the date of the Change in Control; (iii) the Company's requiring the Participant to be based at any office, facility or location other than the office, facility or location at which the Participant was based immediately prior to the date of the Change in Control; (iv) if the Participant is a party to any employment agreement with the Company, any material breach by the Company of such agreement, or any purported termination by the Company of the Participant's employment otherwise than as permitted by such employment agreement; or (v) in the case of a director, the removal of a director or the failure to nominate the director for reelection.

      Code:  Internal Revenue Code of 1986, as amended.

      Committee: A committee designated by the Board consisting of not less than two members of the Board who are 'disinterested persons,' as defined in Rule 16b-3 under the Exchange Act, to administer the Plan.

      Company:  Sunbeam Corporation (formerly known as Sunbeam-Oster Company,
      Inc.)

      Confidential Information: Any information not generally known to the public, including, without limiting the generality of the foregoing, any customer lists, supplier lists, trade secrets, invention, formulas, methods or processes, whether or not patented or patentable, channels of distribution, business plans, pricing policies and records, financial information of any sort and inventory records of the Company or any affiliate (and such other information normally understood to be confidential or otherwise designated as such in writing by the Company or its subsidiaries). It is not necessary, however, that any information be formally designated as 'confidential' if it falls within any of the foregoing categories and is not generally known to the public.

      Designated Other: Any consultant, advisor, contractor or agent of the Company or its subsidiaries, who is not an employee, officer or Outside Director of the Company and who is granted Options or a Restricted Stock Award pursuant to this Plan.

      Effective Date:  January 1, 1991; Amended and Restated as of May 15, 1996.

      ERISA: Titles I and IV of the Employee Retirement Income Security Act of 1974, as amended.

      Exchange Act:  The Securities Exchange Act of 1934, as amended.

      Exercise Price: The Exercise Price of shares purchasable upon exercise of an Option, as determined pursuant to the terms of Section 5(a).

      Fair Market Value: The fair market value of a share of Stock, as determined pursuant to the terms of Section 7.

      Grant Date: The date as of which the Committee (or such other committee of the Board of Directors of the Company as shall be empowered to grant Options or to make awards of Restricted Stock) shall grant Options or Restricted Stock, as the case may be, to a Participant under the Plan, as so designated by such Committee.

      In-the-Money: Options to acquire Stock are considered to be 'in-the-money' if the exercise price of the Option is less than the current market price of the Stock.

      Next Option Increment:  This term shall have the meaning ascribed to it in
      Section 4(a)(iii).

      Option: An option, granted under the Plan, to purchase shares of Stock at the Exercise Price. Options granted under the Plan shall not be incentive stock options pursuant to Section 422 of the Code.

      Option Year: This term shall have the meaning ascribed to it in Section 4(a)(iii).

      Out-of-the-Money: Options to acquire Stock are considered to be 'out-of-the-money' if the exercise price is equal to or greater than the current market price of the Stock.

      Outside Director: A director of the Company who is not either: (i) an officer or employee of the Company, or (ii) a Beneficial Owner of, or an officer or employee of any Person which is a direct or indirect Beneficial Owner of, more than 10% of the outstanding Stock.

      Participant: An officer, employee, Outside Director of the Company (or a subsidiary of the Company) or Designated Other who is granted an Option or a Restricted Stock Award under the Plan by the Committee. Upon the death of a Participant, the 'Participant' shall be deemed to mean the Participant's estate or legal representative.

      Person: Any individual, corporation, partnership, association, company, trust, joint venture or other organization or entity or group of associated persons or entities acting in concert. As used herein, references to the male gender shall include the female gender or the neuter, as applicable.

      Plan: The Equity Team Plan herein set forth, as it may be amended from time to time.

      Restricted Period:  This term shall have the meaning ascribed to it in
      Section 4(b)(iii).

      Restricted Stock: Shares of Stock granted pursuant to Section 3(b) or (c) of the Plan.

      Restricted Stock Award: The grant of Shares of Restricted Stock to a Participant pursuant to Section 3(b) or 3(c) of the Plan.

      Restricted Stock Award Agreement:  The agreement described in Section
      3(e).

      Restrictions: The restrictions described in Section 4(b) relating to Restricted Stock.

      'Shares' or 'Stock': The Common Stock, $0.01 par value per share, of the Company, or such other class of securities as may be applicable pursuant to the provisions of Section 9.

      Stock Option Agreement:  The agreement described in Section 3(e).

                               SUNBEAM CORPORATION
                              2100 New River Center
                           200 East Las Olas Boulevard
                            Fort Lauderdale, FL 33301

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

         The undersigned hereby appoints Paul M. O'Hara and David R. Sargent as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Sunbeam Corporation (the "Company") held of record by the undersigned on March 27, 1996, at the Annual Meeting of Shareholders of the Company to be held on July 2, 1996, or any adjournment thereof.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all director nominees and FOR Proposal No. 2.

1.       Election of Directors (Proposal No. 1):
         FOR ALL                                      WITHHOLD AUTHORITY              *EXCEPTIONS [_]
         nominees listed below                        to vote for all nominees
         [_]                                          listed below   [_]

         Nominees: Peter A. Langerman, Richard Ravitch, Charles J. Thayer, Shimon Topor, Raymond S. Troubh

         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

         *Exceptions _________________________________________________________

2. To approve the 1996 Amendments to the Amended and Restated Sunbeam Corporation Equity Team Plan (Proposal No. 2);

         For [_]    Against [_]    Abstain [_]

3. To transact such other business as may properly come before the meeting or any adjournment thereof, including matters incident to the conduct of the meeting.

                  When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           Dated______________________________,1996


                                ______________________________
                                          Signature

                                ______________________________
                                  Signature, if held jointly

      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE
                               ENCLOSED ENVELOPE.